 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-280673
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 3, 2024)
Santander UK Group Holdings plc
$1,350,000,000 4.320% Fixed Rate/Floating Rate Notes due 2029
$1,000,000,000 5.136% Fixed Rate/Floating Rate Notes due 2036
$400,000,000 Floating Rate Notes due 2029
We are offering $1,350,000,000 principal amount of 4.320% Fixed Rate/Floating Rate Notes due September 22, 2029, which we refer to as the “2029 notes,” $1,000,000,000 principal amount of 5.136% Fixed Rate/Floating Rate Notes due September 22, 2036, which we refer to as the “2036 notes” and, together with the 2029 notes, the “fixed rate/floating rate notes,” and $400,000,000 principal amount of floating rate notes due September 22, 2029, which we refer to as the “floating rate notes,” and the floating rate notes together with the fixed rate/floating rate notes, the “notes.”
From (and including) the Issue Date (as defined below) to (but excluding) September 22, 2028, we will pay interest on the 2029 notes semi-annually at a rate of 4.320% per annum each March 22 and September 22, commencing on March 22, 2026. From (and including) September 22, 2028 to (but excluding) the 2029 Notes Maturity Date (as defined below), we will pay interest quarterly in arrear on the 2029 notes on December 22, 2028, March 22, 2029, June 22, 2029 and on the 2029 Notes Maturity Date at a floating rate equal to a benchmark rate based on Compounded SOFR Index Rate (as defined herein) plus 1.070% per annum.
From (and including) the Issue Date to (but excluding) September 22, 2035, we will pay interest on the 2036 notes semi-annually at a rate of 5.136% per annum each March 22 and September 22, commencing on March 22, 2026. From (and including) September 22, 2035 to (but excluding) the 2036 Notes Maturity Date (as defined below), we will pay interest quarterly in arrear on the 2036 notes on December 22, 2035, March 22, 2036, June 22, 2036 and on the 2036 Notes Maturity Date at a floating rate equal to a benchmark rate based on Compounded SOFR Index Rate plus 1.578% per annum.
From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date (as defined below), interest will accrue on the floating rate notes at a floating rate equal to a benchmark rate based on Compounded SOFR Index Rate plus 1.070% per annum. Interest on the floating rate notes will be payable quarterly in arrear on each March 22, June 22, September 22 and December 22, commencing on December 22, 2025 and ending on the Floating Rate Notes Maturity Date (as defined below).
Unless we redeem the notes earlier, the 2029 notes will mature on September 22, 2029 (the “2029 Notes Maturity Date”), the 2036 notes will mature on September 22, 2036 (the “2036 Notes Maturity Date”) and the floating rate notes will mature on September 22, 2029 (the “Floating Rate Notes Maturity Date”). There is no sinking fund for the notes.
We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined in “Description of the Notes — Redemption — Definitions”), redeem at our option, in whole, but not in part: (i) the 2029 notes on September 22, 2028; (ii) the 2036 notes on September 22, 2035; and (iii) the floating rate notes on September 22, 2028, in each case at a redemption price equal to 100% of the principal amount of the applicable series of notes, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. See “Description of the Notes — Redemption — Optional Redemption” in this prospectus supplement.
We may also, subject to satisfaction of the Regulatory Redemption Conditions, redeem all but not some of any series of notes at any time if certain tax and regulatory events described in this prospectus supplement and the accompanying prospectus occur, at 100% of the principal amount of the applicable series of notes plus accrued interest in the case of such tax events and 100% of their principal amount of the applicable series of notes plus accrued interest in the case of such regulatory events. See “Description of the

Notes — Redemption — Loss Absorption Disqualification Event Call Option” and “Description of the Notes — Redemption — Tax Redemption” in this prospectus supplement, and “Description of the Debt Securities — Redemption — Senior Debt Securities” in the accompanying prospectus. Any redemption of any series of notes is subject to the restrictions described in this prospectus supplement under “Description of the Notes — Redemption.”
The notes will be issued in denominations of $200,000 and in multiples of $1,000 in excess thereof. The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Notwithstanding any other term of the notes, the indenture or any other agreements, arrangements, or understandings between Santander UK Group Holdings plc (the “issuer”) and any holder of notes, by its acquisition of such notes, each holder of notes (including each holder of a beneficial interest in such notes) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power by the relevant UK resolution authority arising in respect of such notes, whether or not imposed with prior notice, that may include and result in: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on such notes into shares, other securities or other obligations of the issuer or another person (and the issue to or conferral on the holders of such notes of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such notes; (iii) the cancellation of such notes including any other Amounts Due on such notes; (iv) the amendment or alteration of the maturity of such notes or amendment of the amount of interest payable on such notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation, if necessary, of the indenture governing the terms of such notes or the terms of such notes as may be deemed necessary by the relevant UK resolution authority to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest and any other amounts, including any Additional Amounts, due on, or in respect of, the applicable series of notes. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.
As used in this prospectus supplement, the “UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.
A reference to “UK bail-in legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
A reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes), to the extent permitted by the Trust Indenture Act of 1939, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to such notes.
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment, and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes.

Capitalized terms used but not otherwise defined in the paragraphs above have the meanings given to them below in this prospectus supplement.
We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.
See “Risk Factors” beginning on page S-18 of this prospectus supplement and beginning on page 7 of the accompanying prospectus to read about factors you should consider before investing in the notes.
Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not savings accounts, deposits or other obligations of a bank and are not insured by the FDIC or any other governmental agency or instrumentality of the United States, the United Kingdom or any other jurisdiction.
	Price to Public	Underwriting Discount	Proceeds (before expenses) to issuer
Per 2029 note	100.000%	0.200%	99.800%
Total	$1,350,000,000	$2,700,000	$1,347,300,000
Per 2036 note	100.000%	0.350%	99.650%
Total	$1,000,000,000	$3,500,000	$996,500,000
Per floating rate note	100.000%	0.200%	99.800%
Total	$400,000,000	$800,000	$399,200,000
Interest on the notes will accrue from the date of issuance, which is expected to be September 22, 2025 (the “Issue Date”).
We may use this prospectus supplement and the accompanying prospectus in the initial sale of the notes. In addition, Santander US Capital Markets LLC or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Santander US Capital Markets LLC or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or “DTC,” for the accounts of its participants, including Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., or “Euroclear,” on or about the Issue Date.
Sole Global Coordinator
Santander
Joint Book-Running Managers
Citigroup	J.P. Morgan	Jefferies
Morgan Stanley	TD Securities	Wells Fargo Securities
Co-Manager
Blaylock Van, LLC
September 15, 2025

S-i

PRIIPs Regulation / Prohibition of sales to EEA retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
UK PRIIPs Regulation / Prohibition of sales to UK retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, the expression “UK retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which they relate or an offer to sell or the solicitation of an offer to buy such notes by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to its date.
The distribution or possession of this prospectus supplement and the accompanying prospectus in or from certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions, and neither we nor any of the underwriters accepts any liability in relation to any such restrictions. See “Underwriting.”
Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined the classification of the notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-ii

Notice to Canadian Investors
This prospectus supplement and the accompanying prospectus constitute an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement and the accompanying prospectus or on the merits of the notes and any representation to the contrary is an offense.
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 – 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Certain Relationships and Related Transactions
We are relying on an exemption based on U.S. disclosure under section 3A.3 of National Instrument 33 – 105 Underwriting Conflicts from the requirement to provide disclosure with respect to “related issuer” or “connected issuer” relationships. Canadian investors should refer to the section entitled “— Conflicts of Interest” for further information.
Rights of Action for Damages or Rescission
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if an offering memorandum such as this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Bank Act (Canada)
The issuer is not a member institution of the Canada Deposit Insurance Corporation. The liability incurred by the issuer through the issuance and sale of the notes is not a deposit. The issuer is not regulated as a financial institution in Canada.
Resale Restrictions
The distribution of the notes in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada. Canadian investors are advised to seek legal advice prior to any resale of the notes, both within and outside of Canada.

S-iii

We are not presently, and do not intend to become, a “reporting issuer”, as such term is defined under applicable Canadian securities laws, in any province or territory of Canada. Canadian investors are advised that the notes are not and will not be listed on any stock exchange in Canada and that no public market presently exists or is expected to exist for the notes in Canada following this offering. Canadian investors are further advised that the issuer is not required to file, and currently does not intend to file, a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the notes to the public in any province or territory of Canada in connection with this offering. Accordingly, the notes may be subject to an indefinite hold period under applicable Canadian securities laws unless resales are made in accordance with applicable prospectus requirements or pursuant to an available exemption from such prospectus requirements.
Forward-Looking Information
This prospectus supplement and the accompanying prospectus may contain “forward-looking information” (“FLI”) as such term is defined under applicable Canadian securities laws. FLI is disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action and includes future-oriented financial information (“FOFI”) and information presented in the form of a “financial outlook” with respect to prospective results of operations, financial position or cash flows that is presented either as a forecast or a projection. FOFI is FLI about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement. Similarly, a “financial outlook” is FLI about prospective results of operations, financial position or cash flows that is based on assumptions about future economic conditions and courses of action that is not presented in the format of a historical balance sheet, income statement or cash flow statement.
Canadian investors are advised that FLI is subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations as expressed or implied within this prospectus supplement and the accompanying prospectus. FLI reflects current expectations with respect to future events and is not a guarantee of future performance. Any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus, including any FOFI or “financial outlook”, is presented solely for the purpose of conveying our current anticipated expectations and may not be appropriate for any other purposes. Canadian investors are cautioned not to place undue reliance on any FLI that may be included or incorporated by reference within this prospectus supplement and the accompanying prospectus and are advised that we are not obligated to provide recipients of this prospectus supplement and the accompanying prospectus with information updating any such FLI during any period that we are not a “reporting issuer” in any province or territory of Canada, other than as may be required under applicable securities laws and/or as agreed to in contract. This offering is being made by a non-Canadian issuer using disclosure documents prepared in accordance with non-Canadian securities laws. Prospective purchasers should be aware that these requirements may differ significantly from those in Canada. Any FLI included or incorporated by reference within this prospectus supplement and accompanying prospectus may not be accompanied by the disclosure and explanations that would be required of a Canadian issuer under Canadian securities laws.

S-iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file reports and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus supplement. We incorporate by reference the following documents:
•
our annual report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 7, 2025 (SEC File No. 001-37595) (the “Annual Report on Form 20-F”),

•
our report on Form 6-K filed with the Commission on April 30, 2025 (SEC File No. 001-37595),

•
our report on Form 6-K filed with the Commission on August 29, 2025 (SEC File No. 001-37595) (the “Half Yearly Financial Report 2025”),

•
any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and

•
any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement and prior to the termination of the offering of securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement but only to the extent identified in such reports.

Our filings with the Commission are available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK Group Holdings plc, 2 Triton Square, Regent’s Place, London NW1 3AN, England, telephone: +44 800 389 7000. Website: https://www.santander.co.uk/about-santander/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference. As used in this prospectus supplement, the terms “we,” “our” and “us” refer to Santander UK Group Holdings plc and its consolidated subsidiaries unless the context requires otherwise.
The Offering
Notes
$1,350,000,000 principal amount of 2029 notes,
$1,000,000,000 principal amount of 2036 notes and
$400,000,000 principal amount of floating rate notes.
Issuer
Santander UK Group Holdings plc.
Maturity date
The 2029 notes will mature on September 22, 2029 (the “2029 Notes Maturity Date”), the 2036 notes will mature on September 22, 2036 (the “2036 Notes Maturity Date”) and the floating rate notes will mature on September 22, 2029 (the “Floating Rate Notes Maturity Date,” and each of the Floating Rate Notes Maturity Date, the 2029 Notes Maturity Date and the 2036 Notes Maturity Date, a “Maturity Date”).
Issue Date
September 22, 2025 (the “Issue Date”).
Terms Specific to the fixed rate/floating rate notes:
Interest rate
2029 notes:
From (and including) the Issue Date to (but excluding) September 22, 2028 (the “2029 Notes Fixed Rate Period”) interest on the 2029 notes will be payable at a rate of 4.320% per annum (the “2029 Notes Initial Interest Rate”).
From (and including) September 22, 2028 to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the interest rate on the 2029 notes will be equal to the Benchmark (as defined below) plus 1.070% per annum (the “2029 Notes Margin”) (the “2029 Notes Floating Interest Rate”). The 2029 Notes Floating Interest Rate will be calculated quarterly on the applicable Interest Determination Date (as defined below).
2036 notes:
From (and including) the Issue Date to (but excluding) September 22, 2035 (the “2036 Notes Fixed Rate Period,” and each of the 2029 Notes Fixed Rate Period and the 2036 Notes Fixed Rate Period, a “Fixed Rate Period”) interest on the 2036 notes will be payable at a rate of 5.136% per annum (the “2036 Notes Initial Interest Rate”).

From (and including) September 22, 2035 to (but excluding) the 2036 Notes Maturity Date, (the “2036 Notes Floating Rate Period,” and each of the 2029 Notes Floating Rate Period and the 2036 Notes Floating Rate Period, a “Fixed Rate/Floating Rate Notes Floating Rate Period”), the interest rate on the 2036 notes will be equal to the Benchmark plus 1.578% per annum (the “2036 Notes Margin”) (the “2036 Notes Floating Interest Rate”). The 2036 Notes Floating Interest Rate will be calculated quarterly on the applicable Interest Determination Date.
Interest payment dates
Fixed Rate Period:
During each of the 2029 Notes Fixed Rate Period and the 2036 Notes Fixed Rate Period, interest will be payable on the applicable series of notes semi-annually each March 22 and September 22, commencing on March 22, 2026 (each, a “Fixed Rate Period Interest Payment Date”).
If a Fixed Rate Period Interest Payment Date or redemption date, as the case may be, for the applicable series of notes would fall on a Saturday, Sunday, a legal holiday or a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close, then the Fixed Rate Period Interest Payment Date or redemption date, as the case may be, will be postponed to the next succeeding business day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding business day.
Fixed Rate/Floating Rate Notes Floating Rate Period:
During the 2029 Notes Floating Rate Period, interest will be payable on the 2029 notes quarterly on December 22, 2028, March 22, 2029, June 22, 2029 and on the 2029 Notes Maturity Date (each, a “2029 Notes Floating Rate Period Interest Payment Date”).
During the 2036 Notes Floating Rate Period, interest will be payable on the 2036 notes quarterly on December 22, 2035, March 22, 2036, June 22, 2036 and on the 2036 Notes Maturity Date (each, a “2036 Notes Floating Rate Period Interest Payment Date,” and any 2029 Notes Floating Rate Period Interest Payment Date and 2036 Notes Floating Rate Period Interest Payment Date, a “Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date”). The Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Dates and the Fixed Rate Period Interest Payment Dates

are together referred to as the “Fixed Rate/Floating Rate Notes Interest Payment Dates.”
If a Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date, other than the applicable Maturity Date or a redemption date, for the fixed rate/floating rate notes would fall on a day that is not a business day, such Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date will be postponed to the next succeeding business day and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day falls in the next succeeding calendar month, the applicable Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the applicable maturity date or date of redemption or repayment of the applicable series of fixed rate/floating rate notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the applicable maturity date or date of redemption of repayment of the applicable series of fixed rate/floating rate notes.
Floating rate interest periods
During each of the 2029 Notes Floating Rate Period and the 2036 Notes Floating Rate Period, the period beginning on (and including) a Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Fixed Rate/Floating Rate Notes Floating Rate Period Interest Payment Date (each, a “Fixed Rate/Floating Rate Notes Floating Rate Interest Period”); provided that the first Fixed Rate/Floating Rate Notes Floating Rate Interest Period in respect of the 2029 notes will begin on (and include) September 22, 2028 and will end on (but exclude) the first 2029 Notes Floating Rate Period Interest Payment Date and the first Fixed Rate/Floating Rate Notes Floating Rate Interest Period in respect of the 2036 notes will begin on (and include) September 22, 2035 and will end on (but exclude) the first 2036 Notes Floating Rate Period Interest Payment Date.
Calculation of interest
Each of the 2029 Notes Initial Interest Rate and the 2036 Notes Initial Interest Rate will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Each of the 2029 Notes Floating Interest Rate and the 2036 Notes Floating Interest Rate will be calculated on the basis of a 360-day year and the actual number of days elapsed.

Terms Specific to the floating rate notes:
Interest rate
From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date, the interest rate on the floating rate notes will be equal to the Benchmark plus 1.070% per annum (the “Floating Rate Notes Margin”) (the “Floating Rate Notes Interest Rate”). The Floating Rate Notes Interest Rate will be calculated quarterly on the applicable Interest Determination Date.
Interest payment dates
Interest will be payable on the floating rate notes quarterly on each March 22, June 22, September 22 and December 22, commencing on December 22, 2025 (each a “Floating Rate Notes Interest Payment Date,” and any Floating Rate Notes Interest Payment Date and Fixed Rate/Floating Rate Notes Floating Rate Interest Period Interest Payment Date, a “Floating Rate Period Interest Payment Date,” and any Floating Rate Period Interest Payment Date and Fixed Rate Period Interest Payment Date, an “Interest Payment Date”).
If a Floating Rate Notes Interest Payment Date, other than the Floating Rate Notes Maturity Date or a redemption date, for the floating rate notes would fall on a day that is not a business day, such Floating Rate Notes Interest Payment Date will be postponed to the next succeeding business day and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day falls in the next succeeding calendar month, the Floating Rate Notes Interest Payment Date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. If the Floating Rate Notes Maturity Date or date of redemption or repayment of the floating rate notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the applicable maturity date or date of redemption of repayment of the floating rate notes.
Interest rate periods
The period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date (each, a “Floating Rate Notes Interest Period,” and any Floating Rate Notes Interest Period and Fixed Rate/Floating Rate Notes Floating Rate Interest Period, a “Floating Rate Interest Period”); provided that the first Floating Rate Notes Interest Period will begin on (and include) the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date.

Calculation of interest
The Floating Rate Notes Interest Rate will be calculated on the basis of a 360-day year and the actual number of days elapsed.
Terms applicable to each series of notes:
Interest determination dates
The second U.S. Government Securities Business Day (as defined below) preceding the applicable Floating Rate Period Interest Payment Date (each, an “Interest Determination Date”).
Regular record dates for interest
The fifteenth calendar day (whether or not a business day) preceding the related Interest Payment Date.
Calculation of the Benchmark
The “Benchmark” means, initially, Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Compounded SOFR Index Rate” means, in relation to a Floating Rate Interest Period, the rate computed by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place):
Where:
“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Period Interest Payment Date relating to such Floating Rate Interest Period;
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)   the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:
(2)   if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination

Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” below.
“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the calculation agent in accordance with the following provisions:
(1)   the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time.
(2)   if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.
“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.
“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant Floating Rate Period Interest Payment Date for such Floating Rate Interest Period.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2036 notes during the 2036 Notes Floating Rate Period and/or on the floating rate notes, as applicable.
In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable on: (i) the 2029 notes during each 2029 Notes Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2029 Notes Margin; (ii) the 2036 notes during each 2036 Notes Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2036 Notes Margin; and (iii) the floating rate notes will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Floating Rate Notes Margin.
“designee” means an affiliate or any other agent of the issuer.
“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.
SOFR Index Unavailability
If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https:// www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Benchmark Transition Provisions
If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 notes during the 2029 Notes Floating Rate Period, the 2036 notes during the 2036 Notes Floating Rate Period and/or the floating rate notes, as applicable, in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to: (i) the first 2029 Notes Floating Rate Period Interest Payment Date, the 2029 Notes Initial Interest Rate; (ii) the first 2036 Notes Floating Rate Period Interest Payment Date, the 2036 Notes Initial Interest Rate; and (iii) the first Floating Rate Notes Interest Payment Date, the initial rate of interest which would have been applicable to the floating rate notes for the first Floating Rate Notes Interest Period had the floating rate notes been outstanding for a period equal in duration to the scheduled first Floating Rate Notes Interest Period but ending on (and excluding) the

Issue Date (and applying the Floating Rate Notes Margin), as applicable.
Benchmark Replacement
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:
(1)   the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;
(2)   the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
(3)   the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.
“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.
Benchmark Replacement Adjustment
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:
(1)   the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;
(2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Benchmark Replacement Conforming Changes
In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to (1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2036 notes during the 2036 Notes Floating Rate Period or on the floating rate notes, as the case may be, and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the 2029 notes during the 2029 Notes Floating Rate Period, the 2036 notes during the 2036 Notes Floating Rate Period, or the floating rate notes, as the case may be, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the applicable series of notes for all future Floating Rate Interest Periods.
Benchmark Replacement Date
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
Benchmark Transition Event
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
ISDA Fallback Rate
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
Notice of Benchmark Replacement
We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the trustee, the paying agent, the calculation agent and the holders of the notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.
Decisions and determinations
All determinations, decisions, elections and any calculations made by us or our designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes will be conclusive and binding on the holders of notes, us, the calculation agent, the trustee and the paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of notes or any other party.
Agreement with Respect to the Benchmark Replacement
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent or our designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.
Optional redemption
We may, subject to satisfaction in each case of the Regulatory Redemption Conditions (as defined in “Description of the Notes — Redemption — Definitions”), redeem at our option, in whole, but not in part: (i) the 2029 notes on the 2029 Notes Par Redemption Date (as defined below), (ii) the 2036 notes on the 2036 Notes Par Redemption Date (as defined below), and (iii) the floating rate notes on the Floating Rate Notes Par Redemption Date (as defined below), in each case at a redemption price equal to 100% of the principal amount of the applicable series of notes, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. See “Description of the Notes — Redemption — Optional Redemption” in this prospectus supplement. Any optional redemption of the notes of any series is subject to the restrictions described under “Description of the Notes — Redemption” in this prospectus supplement.
Par Redemption Date
September 22, 2028 for the 2029 notes (the “2029 Notes Par Redemption Date”), September 22, 2035 for the 2036 notes (the “2036 Notes Par Redemption Date”) and September 22, 2028 for the floating rate notes (the “Floating Rate Notes Par Redemption Date”).
Redemption pursuant to a Loss Absorption Disqualification Event or Tax Event
We may, subject to satisfaction of the Regulatory Redemption Conditions, redeem all but not some of the notes of any series upon the occurrence of a Loss Absorption Disqualification Event or a Tax Event. See “Description of the Notes — Redemption” in this prospectus supplement. In each case, the redemption price will be equal to 100% of the principal amount of the applicable series of notes plus any accrued and unpaid interest to, but excluding, the date of redemption. Any redemption of any series of notes is subject to the restrictions described under “Description of the Notes — Redemption” in this prospectus supplement.
Defaults and Events of Default
The only events of default under the terms of the notes are (i) the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or (ii) the valid adoption by our shareholders of any effective resolution for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), following which the trustee may and, if so requested by the holders of not less than 25% in principal amount of the outstanding applicable series of notes, will, declare the principal amount of the notes of such series together with accrued interest, if any, due and payable immediately.
It will be a default in relation to the applicable series of notes if (i) we fail to pay any installment of interest upon any notes of such series and such default continues for 14 days or (ii) we fail to pay the principal of the notes of such series upon maturity and such failure continues for 14 days. If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up, and the trustee may not, upon the occurrence of a default on the applicable series of notes, accelerate the maturity of, or any other payment with respect to, the notes of such series (except in a winding up as provided in the preceding paragraph).
See “Description of the Debt Securities — Senior Debt Securities — Status, Defaults and Events of Default” in the accompanying prospectus.
2029 notes CUSIP / ISIN
80281L AX3 / US80281LAX38
2036 notes CUSIP / ISIN
80281L AY1 / US80281LAY11
Floating rate notes CUSIP / ISIN
80281L AW5 / US80281LAW54
Denominations
The notes will be issued only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
Ranking
The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Payment of additional amounts
We will pay additional amounts in respect of the notes in the circumstances described under “Description of the Debt Securities — Additional Amounts — Senior Debt Securities” in the accompanying prospectus.
Repayment
The notes will not be subject to repayment at the option of the holder prior to maturity.
Agreement with respect to the exercise of UK bail-in power
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority arising in respect of such notes. See “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power” in the accompanying prospectus.
Repayment of Amounts Due after exercise of UK bail-in power
No Amounts Due on the notes will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.
Sinking fund
None.
Book-entry issuance, settlement and clearance
We will issue the notes as global notes in book-entry form registered in the name of DTC or its nominee. The sale of the notes will settle in immediately available funds through DTC. Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. Those organizations will include Clearstream and Euroclear in Europe.
Governing law
The notes and the indenture will be governed by the laws of the State of New York.
Conflicts of interest
Santander US Capital Markets LLC is an affiliate of the issuer and, as such, the offering is being conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”) addressing “conflicts of interest” as defined in that rule. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Further issuances
We may, without the consent of the holders of the notes, issue additional notes of any series having the same ranking and same interest rate, maturity date, redemption terms and other terms as such series of notes described in this prospectus supplement except for the price to the public and Issue Date; provided, however, that such additional notes of such series shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes of such series are issued pursuant to a “qualified reopening” of the notes offered by this prospectus supplement, are otherwise treated as part of the same “issue” of debt instruments as the applicable series of notes offered by this prospectus supplement, or the notes of such series offered in this prospectus supplement and the additional notes of such series are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. See “Description of the Notes — Further Issuances” in this prospectus supplement.
Listing
We intend to apply to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.
Use of proceeds
We intend to use the net proceeds from the sale of the notes for our general corporate purposes.
Calculation agent, paying agent and trustee
Citibank, N.A.

RISK FACTORS
The Annual Report on Form 20-F and the Half Yearly Financial Report 2025, which are both incorporated by reference in this prospectus supplement and the accompanying prospectus, include, beginning on page 245 of the Annual Report on Form 20-F and beginning on page 72 of the Half Yearly Financial Report 2025, extensive risk factors relating to our business. You should carefully consider those risks, the risks relating to the notes described below and the risks described in the accompanying prospectus beginning on page 7, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.
Risks Relating to the Notes
The interest rate on the 2029 notes will reset on September 22, 2028 and the interest rate on the 2036 notes will reset on September 22, 2035.
The interest rate on the 2029 notes will initially be 4.320% per annum from (and including) the Issue Date to (but excluding) September 22, 2028, and the interest rate on the 2036 notes will initially be 5.136% per annum from (and including) the Issue Date to (but excluding) September 22, 2035. Thereafter, however, the interest rate will be reset on each Interest Determination Date such that the applicable per annum interest rate in respect of the 2029 notes will be equal to the Benchmark plus the 2029 Notes Margin and the applicable per annum interest rate in respect of the 2036 notes will be equal to the Benchmark plus the 2036 Notes Margin. As a result, the interest rate following September 22, 2028 in respect of the 2029 notes, and September 22, 2035 in respect of the 2036 notes, may be less than the applicable initial interest rate for such series of notes and/or the interest rate that applies immediately prior to the relevant Interest Determination Date, which would affect the amount of any interest payments under the applicable series of notes and, by extension, could affect their market value.
Early redemption of the notes is at all times at our discretion, and an investor may not be able to reinvest the redemption proceeds at as effective a rate of return as that in respect of the notes.
The notes of any series may, subject to satisfaction of the Regulatory Redemption Conditions (as defined in “Description of the Notes — Redemption — Definitions”), be redeemed before their applicable Maturity Date at our sole discretion pursuant to our optional redemption right, following certain changes or amendments to tax laws or regulations or following certain regulatory events, each as more particularly described under “Description of the Notes — Redemption” in this prospectus supplement.
During any period when we may elect to redeem the notes of any series, or during which there is an actual or perceived increased likelihood that the issuer may elect to redeem the notes of any series, the market value of the notes of such series generally will not rise substantially above the price at which they can be redeemed.
An investor may not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.
With respect to a Loss Absorption Disqualification Event as defined in “Description of the Notes — Redemption — Definitions” in this prospectus supplement, as the Loss Absorption Regulations continue to be implemented in the United Kingdom and may be subject to potential future amendments, the issuer is currently unable to predict whether the notes of each series are likely to be, fully or partially, excluded from our minimum requirements (either considering the issuer (either alone or taken together with its subsidiaries)) for (1) own funds and eligible liabilities and/or (2) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the issuer or the Group. If the notes of any series are to be so redeemed or there is a perception that the notes of any series may be so redeemed, this may impact the market price of the notes of such series. Such legislative and regulatory uncertainty could also affect the value of the notes of each series and therefore affect the trading price of the notes of each series given the extent and impact that one or more regulatory or legislative changes could have on the notes of such series.

The notes contain limited defaults and events of default and the remedies available thereunder are limited.
The remedies under the notes are more limited than those that may be available to some of our other unsubordinated creditors. There is no right of acceleration in the case of non-payment of principal and/or interest on the notes or of our failure to perform any of our obligations under or in respect of the notes.
In accordance with the Regulator’s (as defined below) requirements for minimum requirements for own funds and eligible liabilities and/or total loss absorbing capacity, the only events of default under the terms and conditions of the notes are (i) the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or (ii) the valid adoption by our shareholders of any effective resolution for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), as more particularly described under “Description of the Debt Securities — Senior Debt Securities — Status, Defaults and Events of Default — Defaults and Event of Default; Limitation of Remedies” in the accompanying prospectus.
If such an event of default occurs, the trustee may, and, if so requested by the holders of not less than 25% in principal amount of the outstanding applicable series of notes, will declare the principal amount together with accrued interest, if any, with respect to such notes due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
It will be a default in relation to any series of notes if (i) we fail to pay any installment of interest upon such notes and such default continues for 14 days or (ii) we fail to pay the principal of (or premium, if any, on) on such notes upon maturity and such failure continues for 14 days. If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up, and the trustee may not, upon the occurrence of a default on the applicable series of notes, accelerate the maturity of, or any other payment with respect to, such notes (except in a winding up as provided in the preceding paragraph).
Investors in the notes may not be entitled to receive U.S. dollars in a winding up.
If investors in the notes are entitled to any recovery with respect to the notes in any winding up, they might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to investors in the notes would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and investors in the notes would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.
Risks Relating to the Benchmark
SOFR is a relatively new market index, and the adoption of Compounded SOFR Index Rate by the issuer and the market is uncertain.
To avoid the problems associated with the potential manipulation and financial stability risks of interbank offered rates (“IBORs”), regulatory authorities in a number of key jurisdictions are requiring financial markets to transition away from IBORs to near risk-free rates (“RFRs”). Investors should be aware that the market continues to develop in relation to RFRs as reference rates in the capital markets. Market participants and relevant working groups are exploring alternative reference rates which seek to measure the market’s forward expectation of such rates over a designated term.
For each Floating Rate Interest Period, the interest rate on the notes is based on a compounded SOFR index rate calculated using the formula described in “Description of the Notes” below. Since SOFR is a relatively new market rate, the notes may have no established trading market when issued, and an established trading market may never develop or may not be very liquid. If SOFR does not prove to be widely used in securities like the notes, the trading price of the notes may be lower than those of debt securities linked to rates that are more widely used. The notes may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of the Notes” below to calculate Compounded SOFR Index Rate for the notes, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, the issuer may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the notes. Additionally, the development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to address the LIBOR transition, could result in reduced liquidity or increased volatility or otherwise affect the market price of any compounded SOFR index-referenced securities. The manner of adoption or application of SOFR- based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by the issuer.
You should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that you may put in place in connection with any acquisition, holding or disposal of the notes.
Historical levels of SOFR are not an indication of its future levels.
The NY Federal Reserve began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR- linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.
Compounded SOFR Index Rate with respect to a particular Floating Rate Interest Period will only be capable of being determined near the end of the relevant Floating Rate Interest Period.
The level of Compounded SOFR Index Rate applicable to a particular Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the Interest Determination Date for such Floating Rate Interest Period. Because each such date is near the end of such Floating Rate Interest Period, you will not know the amount of interest payable with respect to a particular Floating Rate Interest Period until shortly prior to the related Floating Rate Period Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Period Interest Payment Date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.
SOFR is not expected to be comparable to U.S. dollar LIBOR.
RFRs such as SOFR may differ from IBORs in a number of material respects. In particular, in the majority of relevant jurisdictions, the chosen RFR is an overnight rate (for example, SOFR in respect of U.S. dollars, the Sterling Overnight Index Average (SONIA) in respect of sterling and the euro short-term rate (€STR) in respect of euros), with the interest rate for a relevant period calculated on a backward looking (compounded or simple weighted average) basis, rather than on the basis of a forward-looking term. As such, investors should be aware that RFRs may behave materially differently from LIBOR, EURIBOR and other IBORs as interest reference rates for the notes.

In particular, the composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR, and the performance of the notes is not expected to be comparable to LIBOR-linked securities. SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR is an unsecured rate. While Compounded SOFR Index Rate is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the notes, will perform in the same way as U.S. dollar LIBOR, or LIBOR-based securities, would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
Compounded SOFR Index Rate will not be the SOFR rate published on or for a particular day during such Floating Rate Interest Period or an average of SOFR rates during such Floating Rate Interest Period. If the SOFR rate for a particular U.S. Government Securities Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded SOFR Index Rate will reduce the interest rate and the interest payable for such Floating Rate Interest Period; provided that in no event will the interest payable on the notes be less than zero.
SOFR may be modified or discontinued by its administrator.
SOFR is a relatively new rate, and the NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may including withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, the issuer has no control over its determination, calculation or publication.
There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the notes and a reduction in their trading prices.
Uncertainty relating to the regulation of benchmarks may adversely affect the value of the notes.
SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the notes.
Interest on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2036 notes during the 2036 Notes Floating Rate Period and on the floating rate notes will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.
To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of the Notes — Interest Payments — Benchmark Transition Provisions.” In particular, if we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined (in consultation with the calculation agent).

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the applicable series of notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on such notes may accrue at the same rate as the immediately preceding Floating Rate Interest Period (or, in the case of the initial 2029 Notes Floating Rate Interest Period, the 2029 Notes Initial Interest Rate, in the case of the initial 2036 Notes Floating Rate Interest Period, the 2036 Notes Initial Interest Rate and, in the case of the initial Floating Rate Notes Interest Period, the initial rate of interest which would have been applicable to the floating rate notes for the first Floating Rate Notes Interest Period had the floating rate notes been outstanding for a period equal in duration to the scheduled first Floating Rate Notes Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin), as applicable), effectively converting the 2029 notes (during the 2029 Notes Floating Rate Period), the 2036 notes (during the 2036 Notes Floating Rate Period) and the floating rate notes, as applicable, into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the notes of any series.
The rate of interest on any series of notes during the applicable Floating Rate Period may be determined by reference to a Benchmark Replacement even if SOFR continues to be published.
If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on any series of notes during the applicable Floating Rate Period thereafter will be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on such notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on such notes may be adversely affected.
Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.
The Benchmark Transition Provisions specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on the notes.
The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Rate Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.
Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (after consulting with us) may make determinations with respect to the notes that could affect the value of and return on the applicable series of notes.
We or our designee (in consultation with us) may make certain determinations with respect to the notes as further described in this prospectus supplement that may adversely affect the value of and return on such notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of the Notes — Interest Payments — Benchmark Transition Provisions.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).
Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determines is appropriate (acting in good faith)).
Any determination, decision or election that may be made by us or our designee (after consulting with us) pursuant to the Benchmark Transition Provisions will, in each case, become effective without consent from the holders of the notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the calculation agent and holders of the applicable series of notes. All determinations by us or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the notes absent manifest error. In making these potentially subjective determinations, we, our designee or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on such notes. Because the Benchmark Replacement is uncertain, we or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the notes during the applicable Floating Rate Period than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of such notes.
The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

USE OF PROCEEDS
We estimate the net proceeds from the sale of the notes to be approximately $2,742,042,463.56 after deducting the underwriting discount and expenses of the offering. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION
The following table sets forth our unaudited consolidated capitalization (including short-term debt) as of June 30, 2025, on an actual basis and on an as adjusted basis to give effect to the sale of the notes.
	As of June 30, 2025
	Actual	As Adjusted(1)
	£m	£m
Indebtedness:
Debt securities in issue	43,677	45,693
Subordinated liabilities	2,348	2,348
Total indebtedness	46,025	48,041
Shareholders’ equity
Share capital and other equity instruments	9,160	9,160
Retained earnings	5,758	5,758
Other reserves	144	144
Total equity	15,062	15,062
Total capitalization	61,087	63,103

(1)
Adjusted to give effect to the net proceeds from the sale of the notes. The gross proceeds of the notes of $2,750,000,000.00 have been translated into pounds sterling at an exchange rate of $1.3599 as of September 15, 2025. Additionally, fees and expenses of $7,957,536.44 have been deducted.

Under IFRS, our £325 million sterling preference shares are classified as debt and are included, together with accrued interest, in subordinated liabilities in the table above.
As of June 30, 2025, we had total liabilities and equity of £272,640 million, including deposits by banks of £12,017 million.
As of June 30, 2025, we had £2,100 million Fixed Rate Reset Perpetual Additional Tier 1 Capital Securities outstanding, which were issued to Banco Santander, S.A., and which are reflected in share capital and other equity instruments in the table above.
As of June 30, 2025, we had contingent liabilities including guarantees arising in the normal course of business totaling £38,866 million, consisting of guarantees given to third parties of £726 million and formal standby facilities, credit lines and other commitments of £38,140 million.
The debt securities in issue listed in the above table exclude retained issuances (notes held by Santander UK plc). They include:
a)
£4,133 million of medium term notes issued by Holmes Master Issuer plc under its Residential Mortgage-Backed Securities Program and £201 million of medium term notes issued by Fosse Master Issuer plc under its Residential Mortgage-Backed Securities Program (the “Holmes and Fosse notes”) excluding retained notes. The Holmes and Fosse notes are ultimately secured, under the respective Program, on a share of residential mortgages originated by Santander UK plc. Under IFRS, indebtedness under the Holmes and Fosse notes is required to be included within our indebtedness in the table above, notwithstanding that neither the issuer nor any of its subsidiaries is required to support such indebtedness.

b)
£550 million of auto loans asset-backed securities issued by Repton 2023-1 Limited.

c)
£602 million of the credit-linked notes issued by Santander UK plc.

d)
£19,164 million of covered bonds issued under the €35 billion Global Covered Bond Program by Santander UK plc and guaranteed by Abbey Covered Bonds LLP. The guarantee of Abbey Covered Bonds LLP is secured on a portfolio of residential mortgages originated by Santander UK plc.

e)
£311 million of euro medium term notes issued under the €30 billion Euro Medium Term Note (“EMTN”) Program by Santander UK plc.

f)
£7,071 million of notes issued by Santander UK Group Holdings plc and registered with the Commission.

g)
£3,719 million of euro medium term notes issued by Santander UK Group Holdings plc and £1,933 million of euro medium term notes issued by Santander UK plc under the Santander UK plc and Santander UK Group Holdings plc €30 billion EMTN program. The notes are direct, unsecured and unconditional obligations of Santander UK Group Holdings plc and Santander UK plc, as applicable.

h)
£4,382 million of commercial paper issued by Santander UK plc.

i)
£1,611 million of certificates of deposit issued by Santander UK plc.

The following sets out material transactions since June 30, 2025 through July 31, 2025:
As of July 31, 2025, we had debt securities in issue totaling £44,345 million, excluding retained issuances. This increase in debt securities in issue as compared to June 30, 2025 resulted predominantly from new issuances of debt securities and the effects of changes in foreign exchange rates offset by maturities of debt securities.
There were new issuances totaling £750 million of Holmes and Fosse notes (excluding retained notes).
There were maturities and repurchases totaling £86 million of covered bonds.
There were £101 million new issuances in relation to commercial paper.
There were maturities of £493 million of certificates of deposits.
There were maturities totaling £16 million of credit linked notes.
As of July 31, 2025, we had contingent liabilities of £39,688 million. This increase in contingent liabilities as compared to June 30, 2025 is due to an increase in standby facilities of £855 million.
As of July 31, 2025, we had subordinated liabilities totaling £2,386 million.
On August 21, 2025, we redeemed our outstanding $1,000,000,000 1.532% Fixed Rate Resetting Notes Due 2026 at a redemption price equal to 100% of their principal amount (plus accrued and unpaid interest thereon, to, but excluding, the redemption date).
Save as disclosed above, there has been no significant change in our contingent liabilities (including guarantees), total capitalization and indebtedness since June 30, 2025.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading “Description of the Debt Securities” beginning on page 14 of the accompanying prospectus. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.
For the avoidance of doubt, each reference to “holder,” “holders” and “you” will be deemed to include the beneficial owners of the notes.
A reference to a provision of any law, regulation or directive of the European Union shall be construed as including a reference to such provision as the same may have been implemented, transposed, enacted or retained under the laws of the United Kingdom.
General
We will issue the notes pursuant to an amended and restated indenture, dated April 18, 2017, between the issuer and Citibank, N.A., as the trustee (as successor to Wells Fargo Bank, National Association pursuant to an agreement of resignation, appointment and acceptance dated March 4, 2021 among the issuer, the trustee and Wells Fargo Bank, National Association), as supplemented and amended by the first supplemental indenture entered into on November 3, 2017, the fourth supplemental indenture entered into on August 21, 2020, the sixth supplemental indenture entered into on June 14, 2021, and as further supplemented and amended by a twelfth supplemental indenture expected to be entered into on or about September 22, 2025, between the issuer and the trustee (as supplemented and amended, the “indenture”).
Each series of notes will be a series of our debt securities. We will issue the 2029 notes in the aggregate principal amount of $1,350,000,000, the 2036 notes in the aggregate principal amount of $1,000,000,000 and the floating rate notes in the aggregate principal amount of $400,000,000. The 2029 notes will mature on the 2029 Notes Maturity Date, the 2036 notes will mature on the 2036 Notes Maturity Date and the floating rate notes will mature on the Floating Rate Notes Maturity Date. We will issue the notes only in book-entry form, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.
Interest Payments
2029 notes:
From (and including) the Issue Date to (but excluding) September 22, 2028 (the “2029 Notes Fixed Rate Period”), interest on the 2029 notes will be payable at a rate of 4.320% per annum (the “2029 Notes Initial Interest Rate”). During the 2029 Notes Fixed Rate Period, interest on the 2029 notes will be payable semi-annually in arrear on each Fixed Rate Period Interest Payment Date.
From (and including) September 22, 2028 to (but excluding) the 2029 Notes Maturity Date (the “2029 Notes Floating Rate Period”), the interest rate on the 2029 notes will be equal to the Benchmark (as defined below) plus 1.070% per annum (the “2029 Notes Margin”) (the “2029 Notes Floating Interest Rate”). During the 2029 Notes Floating Rate Period, interest on the 2029 notes will be payable quarterly in arrear on each 2029 Notes Floating Rate Period Interest Payment Date. The interest determination dates for the 2029 notes will be the second U.S. Government Securities Business Day preceding the applicable 2029 Notes Floating Rate Period Interest Payment Date (each, a “2029 Notes Interest Determination Date”). The 2029 Notes Floating Interest Rate will be calculated quarterly on the applicable 2029 Notes Interest Determination Date.
2036 notes:
From (and including) the Issue Date to (but excluding) September 22, 2035 (the “2036 Notes Fixed Rate Period”), interest on the 2036 notes will be payable at a rate of 5.136% per annum (the “2036 Notes

Initial Interest Rate”). During the 2036 notes Fixed Rate Period, interest on the 2036 notes will be payable semi-annually in arrear on each Fixed Rate Period Interest Payment Date.
From (and including) September 22, 2035 to (but excluding) the 2036 Notes Maturity Date (the “2036 Notes Floating Rate Period,” and each of the 2029 Notes Floating Rate Period and the 2036 Notes Floating Rate Period, a “Fixed Rate/Floating Rate Notes Floating Rate Period), the interest rate on the 2036 notes will be equal to the Benchmark (as defined below) plus 1.578% per annum (the “2036 Notes Margin”) (the “2036 Notes Floating Rate”). During the 2036 Notes Floating Rate Period, interest on the 2036 notes will be payable quarterly in arrear on each 2036 Notes Floating Rate Period Interest Payment Date. The interest determination date for the 2036 notes will be the second U.S. Government Securities Business Day preceding the applicable 2036 Notes Floating Rate Period Interest Payment Date (each, an “2036 Notes Interest Determination Date”). The 2036 Notes Floating Interest Rate will be calculated quarterly on the applicable 2036 Notes Interest Determination Date.
Floating rate notes:
From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date, the interest rate on the floating rate notes will be equal to the Benchmark (as defined below) plus 1.070% per annum (the “Floating Rate Notes Margin”) (the “Floating Rate Notes Interest Rate”). Interest on the floating rate notes will be payable quarterly in arrear on each Floating Rate Notes Interest Payment Date. The interest determination date for the floating rate notes will be the second U.S. Government Securities Business Day preceding the applicable Floating Rate Notes Interest Payment Date (each, a “Floating Rate Notes Interest Determination Date,” and any Floating Rate Notes Interest Determination Date, any 2029 Notes Interest Determination Date and any 2036 Notes Interest Determination Date, each, an “Interest Determination Date”).The Floating Rate Notes Interest Rate will be calculated quarterly on the applicable Floating Rate Notes Interest Determination Date.
The regular record dates for the notes will be the fifteenth calendar day preceding each Interest Payment Date, whether or not a business day.
During each of the 2029 Notes Fixed Rate Period and the 2036 Notes Fixed Rate Period:
•
Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•
If any scheduled Fixed Rate Period Interest Payment Date is not a business day, such Fixed Rate Period Interest Payment Date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

During each of the 2029 Notes Floating Rate Period, the 2036 Notes Floating Rate Period and any Floating Rate Notes Interest Period:
•
Interest will be calculated on the basis of the actual number of days in each Floating Rate Interest Period, assuming a 360-day year.

•
If any scheduled Floating Rate Period Interest Payment Date (other than the applicable Maturity Date) is not a business day, such Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the applicable Maturity Date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the applicable Maturity Date or date of redemption or repayment of the applicable series of notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the applicable Maturity Date or date of redemption or repayment of the notes. If a date of redemption or repayment of the 2029 notes that falls within the 2029 Notes Floating Rate Period, a date of redemption or repayment of the 2036 notes that falls within the 2036 Notes Floating Rate Period or a date of redemption or repayment of the floating rate notes, as applicable, does not occur on a Floating Rate Period Interest Payment Date, (i) the related Interest Determination Date shall be deemed to be the date that is two U.S. Government Securities Business Days prior to such date of redemption or repayment, (ii) the related Observation Period shall be deemed to end on (but exclude) the last U.S. Government Securities Business Day falling prior to the Interest Determination Date for such date of redemption or repayment, (iii) the Floating Rate Interest Period will be deemed to be shortened accordingly and (iv) corresponding adjustments will be deemed to be made to the Compounded SOFR Index Rate formula. “Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.
Calculation of the Benchmark
The “Benchmark” means, initially, Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Compounded SOFR Index Rate” means, in relation to a Floating Rate Interest Period, the rate computed by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place):
Where:
“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Period Interest Payment Date relating to such Floating Rate Interest Period;
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:

(2)
if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” below.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the calculation agent in accordance with the following provisions:
(1)
the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time.

(2)
if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.
“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant Floating Rate Period Interest Payment Date for such Floating Rate Interest Period.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the 2029 notes during the 2029 notes Floating Rate Period, on the 2036 notes during the 2036 Notes Floating Rate Period and/or on the floating rate notes, as applicable.
In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on: (i) the 2029 notes during the 2029 Notes Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2029 Notes Margin; (ii) the 2036 notes during the 2036 Notes Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the 2036 Notes Margin; and (iii) the floating rate notes will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Floating Rate Notes Margin.
“designee” means an affiliate or any other agent of the issuer.
“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.
SOFR Index Unavailability
If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information (or such successor website). For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Benchmark Transition Provisions
If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 notes during the 2029 Notes Floating Rate Period, the 2036 notes during the 2036 Notes Floating Rate Period and/or the floating rate notes, as applicable, in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to: (i) the first 2029 Notes Floating Rate Period Interest Payment Date, the 2029 Notes Initial Interest Rate; (ii) the first 2036 Notes Floating Rate Period Interest Payment Date, the 2036 Notes Initial Interest Rate; and (iii) the first Floating Rate Notes Interest Payment Date, the initial rate of interest which would have been applicable to the floating rate notes for the first Floating Rate Notes Interest Period had the floating rate notes been outstanding for a period equal in duration to the scheduled first Floating Rate Notes Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin), as applicable.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to (1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the 2029 notes during the 2029 Notes Floating Rate Period, on the 2036 notes during the 2036 Notes Floating Rate Period or on the floating rate notes, as the case may be, and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the 2029 notes during the 2029 Notes Floating Rate Period, the 2036 notes during the 2036 Notes Floating Rate Period or the floating rate notes, as the case may be, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the applicable series of notes for all future Floating Rate Interest Periods.
We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.
All determinations, decisions, elections and any calculations made by us or our designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes will be conclusive and binding on the holders of notes, us, the calculation agent, the trustee and the paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of notes or any other party.
Any determination, decision or election relating to the Benchmark will be made by us on the basis described above. The calculation agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.
Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.
Agreement with Respect to the Benchmark Replacement
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes) (i) will acknowledge, accept, consent and agree to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of the notes, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent or our designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.
All percentages resulting from any calculation of any interest rate for the notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.
Definitions
Capitalized terms used but not otherwise defined herein shall have the following meanings:
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1)   the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;
(2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;
(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated floating rate notes at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)   in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Redemption
The notes will not be redeemable at the option of the holders at any time.
We may redeem the notes of any series in the circumstances described in this section. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, the indenture or the notes, if required pursuant to any Loss Absorption Regulation we may only redeem or repurchase the notes of any series prior to the applicable maturity date if we have satisfied the Regulatory Redemption Conditions.
Optional Redemption
We may, subject to satisfaction in each case of the Regulatory Redemption Conditions (as defined below under “— Definitions”), redeem at our option, in whole, but not in part: (i) the 2029 notes on the 2029 Notes Par Redemption Date, (ii) the 2036 notes on the 2036 Notes Par Redemption Date, and (iii) the floating rate notes on the Floating Rate Notes Par Redemption Date, in each case at a redemption price equal to 100% of the principal amount of the applicable series of notes, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.
Loss Absorption Disqualification Event Call Option
If a Loss Absorption Disqualification Event (as defined below under “— Definitions”) has occurred and is continuing and subject to the satisfaction of the Regulatory Redemption Conditions, we may redeem the notes of each series, at our option, in whole, but not in part, at any time, at a redemption price equal to 100% of the principal amount of the applicable series of notes plus accrued but unpaid interest, if any, to (but excluding) the date of redemption (the “Loss Absorption Disqualification Event Call Option”).
Notice shall be given as described below under “— Notice of Redemption.” Upon the expiry of such notice, we shall be bound to redeem the applicable series of notes. Prior to the publication of any notice of such redemption, we shall deliver to the trustee a certificate signed by two of our duly authorized signatories of the issuer stating that the relevant requirement or circumstance referred to herein applies and any preconditions to the exercise of the Loss Absorption Disqualification Event Call Option specified in any Loss Absorption Regulation are satisfied. Such certificate shall, in the absence of manifest error, be treated and accepted by us, the trustee, the holders and all other interested parties as correct, conclusive and sufficient evidence thereof and the trustee is entitled to rely on such certificate without liability to any person.
Tax Redemption
We may, subject to satisfaction of the Regulatory Redemption Conditions (as defined below under “— Definitions”), redeem the notes of any series, in whole, but not in part, prior to maturity at a redemption price equal to 100% of the principal amount of the applicable series of notes together with any accrued but unpaid interest, if any, to (but excluding) the applicable redemption date, in the event of various tax law changes (a “Tax Event”) that require us to pay Additional Amounts (as defined in the accompanying prospectus under “Description of the Debt Securities — Additional Amounts — Senior Debt Securities”) and other limited circumstances as described under “Description of the Debt Securities — Redemption — Senior Debt Securities” in the accompanying prospectus.

Definitions
Capitalized terms used but not otherwise defined herein shall have the following meanings: “Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Group (including, without limitation, any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Group).
“Group” means the issuer and each other entity which is part of the: (i) UK prudential consolidation group (as that term, or its successor, is used in the Capital Rules); and/or (ii) resolution group (as that term, or its successor, is used in the Loss Absorption Regulations), of which the issuer is part from time to time (as applicable).
“Loss Absorption Disqualification Event” means:
•
at the time that any Loss Absorption Regulation becomes effective after the date of issuance of the notes, and as a result of such Loss Absorption Regulation becoming so effective, in each case with respect to the issuer and/or the Group, such notes are not or will not be eligible to qualify in full towards the issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments; or

•
as a result of any amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the date of issuance of the notes, such notes are or will be fully or partially excluded from the issuer’s and/or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case, as such minimum requirements are applicable to the issuer and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of such notes from the relevant minimum requirement(s) is due to the remaining maturity of such notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the issuer and/or the Group on the date of issuance of such notes.
“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted or applied by the PRA and/or the UK resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the issuer or the Group).
“PRA” means the Prudential Regulation Authority as defined in the Financial Services and Markets Act 2000, as amended, modified, re-enacted or replaced from time to time.
“Regulator” means (i) the Bank of England, in its capacity as the PRA, or such successor or other authority having primary responsibility for the prudential supervision of the issuer and the Group; and/or (ii) the Bank of England or such other successor or other authority designated as the United Kingdom resolution authority or otherwise having primary responsibility for the resolution of financial institutions in the United Kingdom, as applicable in accordance with the Capital Rules or Loss Absorption Regulations.
“Regulatory Approval” means, at any time, such approval, consent or prior permission by, or notification required within prescribed periods to, the Regulator, or such waiver of the then prevailing Loss Absorption Regulations from the Regulator, as is required under the then prevailing Loss Absorption Regulations at such time.
“Regulatory Preconditions” means if, at the time of a redemption or purchase, the prevailing Loss Absorption Regulations permit the redemption or purchase after compliance with any pre-conditions, the issuer having complied with such pre-conditions.

“Regulatory Redemption Conditions” means: (a) the issuer has obtained Regulatory Approval; and (b) the issuer is in compliance with the Regulatory Preconditions.
Notice of Redemption
If we elect to redeem the notes of any series, we will provide notice in writing by first class mail, postage prepaid, to each holder of the notes of such series, at least five (5) business days but not more than 60 days prior to the redemption date specified in the notice. “Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.
The notice of redemption will state:
•
the redemption date;

•
the redemption price;

•
that on the redemption date the redemption price will become due and payable upon each of the notes and that interest thereon will cease to accrue on or after the said date;

•
the place or places where the notes are to be surrendered for payment of the redemption price; and

•
the CUSIP, Common Code and/or ISIN numbers of the notes.

Notwithstanding the foregoing, if the notes are held in book-entry form through DTC, we may give such notice in any manner permitted or required by DTC.
Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes.
Agreement with Respect to the Exercise of UK Bail-in Power
By its acquisition of notes, each holder of such notes (including each holder of a beneficial interest in such notes) acknowledges, accepts, agrees to be bound by and consents to the exercise of the UK bail-in power by the relevant UK resolution authority. See “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power” in the accompanying prospectus.
Events of Default and Defaults; Limitation of Remedies
The only events of default under the terms of the notes are (i) the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or (ii) the valid adoption by our shareholders of any effective resolution for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), following which the trustee may and, if so requested by the holders of not less than 25% in principal amount of the outstanding applicable series of notes, will, declare the principal amount of the notes of such series together with accrued interest, if any, due and payable immediately.
It will be a default in relation to the applicable series of notes if (i) we fail to pay any installment of interest upon any notes of such series and such default continues for 14 days or (ii) we fail to pay the principal of the notes of such series upon maturity and such failure continues for 14 days. If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up, and the trustee may not, upon the occurrence of a default on the applicable series of notes, accelerate the maturity of, or any other payment with respect to, the notes of such series (except in a winding up as provided in the preceding paragraph).
See “Description of the Debt Securities — Senior Debt Securities — Status, Defaults and Events of Default” in the accompanying prospectus.
No Set-off
Subject to applicable law, no holder of the notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the notes or the indenture, and each holder of the notes shall, by virtue of being the holder of the notes, be deemed to have waived all such rights of set-off, compensation or retention.
See “Description of the Debt Securities — Senior Debt Securities — Status, Defaults and Events of Default — No Set-off” in the accompanying prospectus.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
Citibank, N.A. is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Citibank, N.A. in the ordinary course of our business.
Further Issuances
We may, without the consent of the holders of the 2029 notes, the 2036 notes and/or the floating rate notes, issue additional notes of such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes of such series described in this prospectus supplement except for the price to the public and Issue Date; provided however that such additional notes of such series shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional notes of such series are issued pursuant to a “qualified reopening” of the applicable series of notes offered by this prospectus supplement, are otherwise treated as part of the same “issue” of debt instruments as the applicable series of notes offered by this prospectus supplement, or the notes offered in this prospectus supplement and the additional notes of such series are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any such additional notes of such series, together with the applicable series of notes offered by this prospectus supplement, will constitute a single series of securities under the indenture relating to senior debt securities issued by us. There is no limitation on the amount of notes or other debt securities that we may issue under such indenture.
Same-Day Settlement and Payment
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

TAX CONSIDERATIONS
Certain U.S. Federal Income Tax Considerations
Please see the section headed “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus for a discussion of certain United States federal income tax consequences to “U.S. holders” (as defined therein) of the purchase, ownership and disposition of the notes. The following discussion supplements and, to the extent inconsistent therewith, replaces the discussion in such section as it relates to U.S. holders that purchase the notes at the offering price in this offering and hold the notes as capital assets.
Payments of interest
Although the matter is not free from doubt, the issuer intends to treat the notes as “variable rate debt instruments” for U.S. federal income tax purposes, and the remainder of this disclosure assumes this characterization. Stated interest on the notes will be treated as qualified stated interest for U.S. federal income tax purposes.
Certain United Kingdom Tax Considerations
For United Kingdom tax purposes, so long as the notes are and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, payments of interest on the notes may be made without withholding or deduction for or on account of United Kingdom income tax.
The New York Stock Exchange is currently a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The notes will satisfy this requirement if they are officially listed in the United States of America in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange. For a discussion of additional United Kingdom income tax considerations, see “Certain Tax Considerations — Certain United Kingdom Tax Considerations” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in a pricing agreement dated September 15, 2025 in respect of the 2029 notes and the floating rate notes (which incorporates the terms of the underwriting agreement standard provisions dated September 4, 2024) and the pricing agreement dated September 15, 2025 in respect of the 2036 notes (which incorporates the terms of the underwriting agreement standard provisions dated September 4, 2024) (together, the “pricing agreements”), we have agreed to sell to the underwriters named below the following respective principal amounts of the notes and the underwriters have agreed, severally and not jointly, to purchase the principal amounts of notes set forth opposite their respective names below:
Underwriter	Principal Amount of the 2029 notes	Principal Amount of the 2036 notes	Principal Amount of the floating rate notes
Santander US Capital Markets LLC	$405,000,000	$300,000,000	$120,000,000
Citigroup Global Markets Inc.	$—	$138,000,000	$—
J.P. Morgan Securities LLC	$186,300,000	$138,000,000	$55,200,000
Jefferies LLC	$186,300,000	$138,000,000	$55,200,000
Morgan Stanley & Co. LLC	$186,300,000	$138,000,000	$55,200,000
TD Securities (USA) LLC	$186,300,000	$—	$55,200,000
Wells Fargo Securities, LLC	$186,300,000	$138,000,000	$55,200,000
Blaylock Van, LLC	$13,500,000	$10,000,000	$4,000,000
Total	$1,350,000,000	$1,000,000,000	$400,000,000
The pricing agreements and underwriting agreement provide that the underwriters are severally obligated to purchase all of the notes if any are purchased. The pricing agreements and underwriting agreement also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated. The underwriters may offer and sell the notes through one or more of their respective affiliates or selling agents.
The underwriters propose to offer the applicable series of notes initially at the applicable price to public listed on the cover page of this prospectus supplement. The offering of the applicable series of notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our expenses (which consist of, among other fees, SEC registration fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering, excluding the underwriting discount, will be approximately $957,536.44 and will be payable by us.
The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. We intend to list the notes on the New York Stock Exchange or another recognized securities exchange; however, there can be no assurance that the notes will be so listed by the time the notes are delivered to purchasers or that the listing will be granted.
We have agreed to indemnify the several underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
There is no assurance that the underwriters will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect that delivery of the notes will be made to investors on or about September 22, 2025, which is the fifth business day in the City of New York after the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one New York business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially will not settle in T+1, to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement and should consult their own adviser.
Conflicts of Interest
Santander US Capital Markets LLC is an affiliate of the issuer, and, as such, is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the offering of the notes is being conducted in compliance with the requirements of FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. Client accounts over which Santander US Capital Markets LLC or any affiliate has investment discretion are not permitted to purchase the notes without specific written approval of the accountholder.
Following the initial distribution of any of these notes, affiliates of ours may offer and sell these notes in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus supplement (together with the accompanying prospectus) in connection with these transactions. None of our affiliates is obligated to make a market in any of these notes and may discontinue any market-making activities at any time without notice.
Market-Making Resales by Affiliates
This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by Santander US Capital Markets LLC (“SanCap”) in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, SanCap may resell a security it acquires from other holders of notes after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SanCap may act as principal or agent, including as agent for the counterparty in a transaction in which SanCap acts as principal, or as agent for both counterparties in a transaction in which SanCap does not act as principal. SanCap may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither SanCap, nor any other of our affiliates have an obligation to make a market in the notes and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.
Furthermore, SanCap may be required to discontinue its market-making activities during periods when we are (or SanCap is) seeking to sell certain of our securities or when SanCap, such as by means of its affiliation with us, learns of material non-public information relating to us. SanCap would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the notes. Although other broker-dealers may make a market in the notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when SanCap discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.
We do not expect to receive any proceeds from market-making transactions.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
In connection with any use of this prospectus supplement and the accompanying prospectus by SanCap or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.
Selling Restrictions
Each underwriter, severally and not jointly, has agreed that it will not offer or sell, directly or indirectly, any of the notes in any jurisdiction where such offer or sale is not permitted.
Prohibition of Sales to EEA Retail Investors
Each underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom
Each underwriter, severally and not jointly, has represented and agreed, and each further underwriter will be required to represent and agree, that:

(i)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of FSMA does not apply to the issuer; and

(ii)
it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to United Kingdom Retail Investors
Each underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Italy
The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus supplement (together with the accompanying prospectus) or of any other document relating to the notes be distributed in the Republic of Italy, except:
(i)
to “qualified investors” (investitori qualificati) pursuant to Article 2 of Regulation (EU) No. 1129 of 14 June 2017 (the Prospectus Regulation) and any application provision of Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”); or

(ii)
in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation and Article 34-ter of the Issuers’ Regulation.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement (together with the accompanying prospectus) or any other document relating to the notes in the Republic of Italy under (i) or (ii) above must:
(a)
be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993 (the “Italian Banking Act”) (as amended); and

(b)
comply with any other applicable laws and regulations, including any limitation or requirement imposed by CONSOB and/or the Bank of Italy (including, the reporting requirements, where applicable, pursuant to Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian competent authority.

Korea
The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act. Each underwriter, severally and not jointly, has represented and agreed, that it has not offered, sold or delivered, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law) for a period of one (1) year from the date of issuance of the notes, except (i) to or for the account or benefit of a Korean resident which falls within certain categories of “professional investors” as specified in the Financial Investment Services and Capital Markets Act, its Enforcement Decree and the Regulation on Securities Issuance and Disclosure, in the case that the notes are issued as bonds other than convertible bonds, bonds with warrants or exchangeable bonds, and where other relevant requirements are further satisfied, or (ii) as otherwise permitted under applicable Korean laws and regulations.
Hong Kong
Each underwriter, severally and not jointly, has represented and agreed that:
(i)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws and regulations of Japan.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
People’s Republic of China
This prospectus supplement (together with the accompanying prospectus) may not be circulated or distributed in the People’s Republic of China (the “PRC”) and the notes may not be offered or sold directly or indirectly to any resident of the PRC, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Canada
No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes and the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof. The offer and sale of the notes in Canada is being made on a private placement basis only pursuant to an exemption from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Each underwriter, severally and not jointly has represented and agreed that it has not offered, sold, distributed, or delivered, and that it will not offer, sell, distribute, or deliver any notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws of Canada or any province or territory thereof and, without limiting the generality of the foregoing,
(a)
any offer, sale or distribution of the notes in Canada or to a resident of Canada has and will be made only to a purchaser that is an “accredited investor” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that is also a “permitted client” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)
it is appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)
it has not and will not distribute or deliver this prospectus supplement (together with the accompanying prospectus), or any other offering material in connection with any offering of notes, in Canada or to a resident of Canada other than in compliance with applicable Canadian securities laws.

VALIDITY OF NOTES
Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel and English solicitors, will pass upon the validity of the notes as to matters of U.S. law and English law. Certain matters of U.S. law and English law will be passed upon by Linklaters LLP for the underwriters. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries and affiliates.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BASE PROSPECTUS
Santander UK Group Holdings plc
Dated Subordinated Debt Securities
Senior Debt Securities
Capital Securities
From time to time, Santander UK Group Holdings plc (the “Issuer”) may offer the following securities for sale through this prospectus:
•
dated subordinated debt securities;

•
senior debt securities (together with the dated subordinated debt securities, the “debt securities”); and

•
subordinated unsecured additional tier 1 capital securities (the “capital securities”).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. These terms may include the specific designation, aggregate principal amount, ranking, authorized denominations, interest rates or their methods of calculation, interest payment dates and redemption provisions, among others. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you make a decision to invest. This base prospectus may not be used to sell any securities unless it is accompanied by a prospectus supplement.
Investing in the securities involves certain risks. You should carefully consider the risk factors beginning on page 7 and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.
The securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
We may use this prospectus in the initial sale of these securities. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus in a market-making transaction in the senior debt securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
July 3, 2024

i

European Economic Area
Prohibition of Sales to EEA Retail Investors
If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (the “Prospectus Regulation”), and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
EU PRIIPs/Important — EEA Retail Investors
No key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.
This prospectus has been prepared on the basis that any offer of securities in any Member State of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus.
United Kingdom
Prohibition of Sales to UK Retail Investors
If the applicable prospectus supplement includes a section entitled, “Prohibition of sales to UK retail investors,” the securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom (“UK”). For the purposes of this provision:
a)
the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time, the “EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

b)
the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

UK PRIIPs/Important — UK Retail Investors
No key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
Other Regulatory Restrictions
This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing the “shelf registration process.” Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
There are certain restrictions on the distribution of this prospectus as set out in “Plan of Distribution (Conflicts of Interest).”
In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Obtain More Information.”
Unless the context requires otherwise, references to “Santander UK,” the “Santander UK group,” “we”, “our” or “us” in this prospectus refer to Santander UK Group Holdings plc and its consolidated subsidiaries.
In this prospectus, we use a number of short-hand terms in order to simplify the discussion of our operations. In particular:
•
“euros” and “€” refer to the currency of the participating member states in the European Union;

•
“pounds,” “sterling,” “£”, “pence” and “p” refer to the currency of the United Kingdom; and

•
“U.S. dollars”, “dollars”, “U.S.$”, “$” and “¢” refer to the currency of the United States.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AS AGAINST US, OUR MANAGEMENT AND OTHERS
We are a public limited company incorporated in England and Wales. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are residents of the United Kingdom or countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us, our directors, officers and managers, and to force them to appear in a U.S. court. Our legal counsel in England, Cleary Gottlieb Steen & Hamilton LLP, has advised us that there is doubt as to the enforceability in England, in original actions or in actions to enforce judgments of U.S. courts, of liabilities founded in U.S. federal or state securities laws.
We have consented to service of process in the Borough of Manhattan, the City of New York, for claims based on the documents underlying the particular securities that we will issue, which include the related indenture, the terms of the securities themselves and the related global securities.
WHERE YOU CAN OBTAIN MORE INFORMATION
We file reports and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus. We incorporate by reference the following documents:
•
annual report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 5, 2024, including any amendment thereto unless otherwise indicated therein (SEC File No. 001-37595) (the “Annual Report on Form 20-F”),

•
report on Form 6-K filed with the Commission on May 1, 2024 (SEC File No. 001-37595; Film No. 24901567),

•
report on Form 6-K filed with the Commission on June 14, 2024 (SEC File No. 001-37595; Film No. 241043060),

•
any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and

•
any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus but only to the extent identified in such reports.

Our filings with the Commission are available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK Group Holdings, 2 Triton Square, Regent’s Place, London NW1 3AN, United Kingdom, telephone: +44 800 389 7000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.
FORWARD-LOOKING STATEMENTS MAY NOT BE ACCURATE
We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, including this prospectus or any accompanying prospectus supplement, documents incorporated herein by reference, other periodic reports to the Commission on Forms 20-F and 6-K, offering circulars or other prospectuses, press releases and in other written materials and in oral statements made by its officers, directors or employees to third parties. Examples of such forward-looking statements include, but are not limited to:
•
projections or expectations of revenues, costs, profit (or loss), earnings (or loss) per share, dividends, capital structure or other financial items or ratios;

•
statements of Santander UK’s plans, objectives or goals or those of its management, including those related to products or services;

•
statements of future economic performance; and

•
statements of assumptions underlying such statements.

Words such as ‘believes’, ‘anticipates’, ‘expects’, ‘intends’, ‘aims’, ‘plans’, ‘targets’ and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
By their very nature, forward-looking statements are not statements of historical or current facts; they cannot be objectively verified, are speculative and involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. Some of these factors, which could affect our business, financial condition and/or results of operations, are considered in detail in the sections entitled “Risk review” and “Risk factors” contained in our Annual Report on Form 20-F. They include:
•
the effects of regional conflicts and wars;

•
the effects of UK economic conditions and disruptions in the global economy and global financial markets;

•
the effects of the UK’s withdrawal from the European Union;

•
the effects of climate change;

•
the effects of competition from other financial institutions, including new entrants into the financial services sector;

•
Santander UK’s ability to maintain its competitive position depending, in part, on the success of new products and services it offers customers and its ability to continue offering products and services from third parties;

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the extent to which Santander UK’s loan portfolio is subject to risk of prepayment;

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the risk of damage to Santander UK’s reputation;

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the risk that Santander UK is unable to manage the growth of its operations;

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the extent to which regulatory capital, liquidity and leverage requirements, and any changes to these requirements may affect Santander UK;

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liquidity constraints and Santander UK’s ability to access funding on acceptable financial terms;

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the effects of an adverse movement in external credit ratings assigned to Santander UK or any of its debt securities;

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the effects of any changes in the pension liabilities and obligations of Santander UK;

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the effects of fluctuations in interest rates and other market risks;

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the extent to which Santander UK may be required to record negative changes in positions recorded at fair value for its financial assets due to changes in market conditions;

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Santander UK’s ability to control the level of non-performing or poor credit quality loans and whether Santander UK’s loan loss reserves are sufficient to cover loan losses;

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the risk that the value of the collateral, including real estate, securing Santander UK’s loans may not be sufficient and that Santander UK may be unable to realize the full value of the collateral securing its loan portfolio;

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the effects of the financial services laws, regulations, government oversight, administrative actions and policies and any changes thereto in each location or market in which Santander UK operates;

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the risk that Santander UK may become subject to the provisions of the Banking Act 2009, including the bail-in and write down powers thereunder;

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the effects of any failure to comply with laws and regulations relating to anti-money laundering, anti-terrorism, anti-bribery and corruption, sanctions and preventing the facilitation of tax evasion, or the risk of any failure to prevent, detect or deter any illegal or improper activities;

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the effects of taxation (and any changes to tax), in each location in which Santander UK operates;

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Santander UK’s exposure to any risk of loss and damage from civil litigation and/or criminal legal and regulatory proceedings;

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the risk of failing to successfully apply or to improve Santander UK’s credit risk management systems;

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the risk that Santander UK’s data management policies and procedures are not be sufficiently robust;

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the effect of cybersecurity on Santander UK’s business;

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the risks arising from any non-compliance with Santander UK’s regulations, policies, from any employee misconduct, human error, negligence and deliberate acts of harm or dishonesty, including fraud;

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the risk of failing to effectively manage changes in Santander UK’s information technology infrastructure and management information systems in a timely manner;

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Santander UK’s exposure to unidentified or unanticipated risks despite its risk management policies, procedures and methods and Santander UK’s exposure to risks related to errors in its risk modelling;

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the risks arising from Santander UK’s reliance on third parties for important infrastructure support, products and services;

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the ability of Santander UK to recruit retain and develop appropriate senior management and skilled personnel;

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the effects of any inaccuracy within the judgements and accounting estimates which underpin aspects of the financial statements, and the consequent risk of any material misstatement of Santander UK’s financial results; and

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the effect of any change in accounting standards.

Undue reliance should not be placed on forward-looking statements when making decisions with respect to us and/or our securities. Investors and others should take into account the inherent risks and uncertainties of forward-looking statements and should carefully consider the foregoing non-exhaustive list of important factors. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS
You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.
Risks Relating to the Securities
Under the terms of the debt securities and the capital securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority.
Notwithstanding any other term of the debt securities and/or the capital securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of securities, by its acquisition of the debt securities and/or capital securities, each holder of securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”) by the relevant UK resolution authority (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities and/or the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities and/or the capital securities; (iii) the cancellation of the debt securities and/or the capital securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities and/or the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities and/or the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
The relevant UK resolution authority could exercise its powers under the Banking Act, including bail-in and write down powers which could impose losses on an investment in the debt securities and/or the capital securities.
The special resolution regime set out in the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013 (the “Banking Act”), provides the UK Treasury, the Bank of England, the PRA and the FCA with a variety of powers for dealing with UK deposit taking institutions (and, in certain circumstances, their holding companies) that are failing or likely to fail, including: (i) to take a bank or bank holding company into temporary public ownership; (ii) to transfer all or part of the business of a bank to a private sector purchaser; or (iii) to transfer all or part of the business of a bank to a “bridge bank.” The special resolution regime also comprises a separate insolvency procedure and administration procedure, each of which is of specific application to banks. These solvency and administration measures may be invoked prior to the point at which an application for insolvency proceedings with respect to a relevant institution could be made.
If an instrument or order were made under the Banking Act in respect of an entity in the Santander UK group, such instrument or order (as the case may be) may, among other things: (i) result in a compulsory transfer of shares or other securities or property of such entity; (ii) have an impact on the rights of the holders of shares or other securities issued by entities within the Santander UK group or result in the nullification or modification of the terms and conditions of such shares or securities (including, but not limited to, in each case, the debt securities and/or the capital securities); or (iii) result in the de-listing of the shares and/or other securities of such entities (including, but not limited to, the debt securities and/or the capital securities). In addition, such an order may affect matters in respect of the Santander UK group or an entity within the Santander UK group and/or other aspects of the shares or other securities of the Santander UK group or an entity within the Santander UK group which may negatively affect the ability of the

Santander UK group to meet its obligations in respect of such shares or securities (including, but not limited to, in each case, the debt securities and/or the capital securities).
Further, amendments to the UK Insolvency Act 1986 and secondary legislation have introduced changes to the treatment and ranking of certain debts with the result that certain eligible deposits will rank in priority to the claims of ordinary (i.e. non-preferred) unsecured creditors in the event of an insolvency. This may negatively affect the ability of holders of the debt securities and the capital securities to recover sums due to them in an insolvency scenario.
If a “bail-in” order were made under the Banking Act, such an order would be based on the principle that any creditors affected by the “bail-in” order should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail in Power”). The UK bail-in power includes the power to cancel or write down (in whole or in part) certain liabilities or to modify the terms of certain contracts for the purposes of reducing or deferring the liabilities of a bank under resolution and the power to convert certain liabilities into shares (or other instruments of ownership) of the bank. The UK bail-in power may potentially be exercised in respect of any unsecured debt securities issued by a bank (including, but not limited to, the debt securities and/or the capital securities) under resolution or an entity in the Santander UK group, regardless of when they were issued. Public financial support would only be used as a last resort, if at all, after having assessed and utilized, to the maximum extent practicable, the resolution tools available, including the UK bail-in power. The occurrence of circumstances in which the UK-bail in power would need to be exercised in respect of the Santander UK group or any entity within the Santander UK group would have a material adverse effect on the Santander UK group’s operations, financial condition and prospects and could result in losses on investments in the debt securities and/or the capital securities.
Further, the PRA has the power to make rules requiring a parent undertaking of a bank to make arrangements to facilitate the exercise of resolution powers, including a power to require a member of the Santander UK group to issue debt instruments. The exercise of such powers could have an impact on the liquidity of the Santander UK group’s debt instruments and could materially increase the Santander UK group’s cost of funding and could result in losses on investments in the debt securities and/or the capital securities.
In addition, the EU Bank Recovery and Resolution Directive (“BRRD”) provided for resolution authorities to have the power to require institutions and groups to make structural changes to ensure legal and operational separation of “critical functions” from other functions where necessary, or to require institutions to limit, or cease, existing or proposed activities in certain circumstances. These powers were introduced in the UK via changes to the PRA Rulebook and as a result the Santander UK group is now required to identify such “critical functions” as part of its resolution and recovery planning. If used in respect of the Santander UK group, these ex ante powers could have a material adverse effect on the Santander UK group’s operations, financial condition and prospects and could result in losses on investments in the debt securities and/or the capital securities.
The debt securities and the capital securities are subject to the resolution powers described above (including, but not limited to, the UK bail-in power) and consequently may be subject to a partial or full write-down, modification or conversion to equity. Holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) may lose all of their investment in the debt securities and/or the capital securities, including the principal amount plus any accrued interest, if the UK bail-in power, or any other resolutions powers, are acted upon and any remaining outstanding securities or securities into which the debt securities and/or the capital securities are converted may be of little value at the time of conversion and thereafter.
Moreover, to the extent the UK bail-in power, or any other relevant resolution power, is exercised pursuant to the Banking Act, we do not expect any securities issued upon conversion of the debt securities and/or the capital securities to meet the listing requirements of any securities exchange. Any securities received by holders of the debt securities and/or the capital securities upon conversion of the debt securities and/or the capital securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities and/or the capital securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power, or any other relevant resolution power. As a result, there may not be an active market for any securities held after the exercise of the UK bail-in power or any other relevant resolution power.
The BRRD also contains a mandatory write down power which required implementing states to grant powers to resolution authorities to recapitalize institutions that are at the point of non-viability by permanently writing down, inter alia, capital instruments such as the dated subordinated debt securities and capital securities, or converting those capital instruments into shares. The mandatory write down provision has been implemented in the UK through the Banking Act, and would apply to the dated subordinated debt securities and capital securities. Before, or simultaneously with, taking any form of resolution action or applying any resolution power set out in the BRRD, the UK resolution authorities have the power (and are obliged when specified conditions are determined to have been met) to write down, or convert capital instruments such as the dated subordinated debt securities and capital securities into CET1 capital instruments. These measures could be applied to the dated subordinated debt securities and/or capital securities. In contrast to the creditor protections afforded in the event of the bail-in powers being exercised, holders of the dated subordinated debt securities and/or capital securities would not be entitled to the “no creditor worse off” protections under the Banking Act in the event that the dated subordinated debt securities or capital securities were written down or converted to equity under the mandatory write-down tool (unless the mandatory write-down tool were to be used alongside a bail-in).
Furthermore, if the dated subordinated debt securities or capital securities were to be converted into equity securities by application of the mandatory write-down tool, those equity securities may be subjected to the bail-in powers in resolution, resulting in their cancellation, significant dilution or transfer away from the investors therein. The exercise of such bail-in or write down powers, or any suggestion of such exercise could, therefore, materially adversely affect the rights of the holders of dated subordinated debt securities and/or capital securities, the price or value of their investment in any dated subordinated debt securities and/or capital securities and/or the ability of Santander UK Group Holdings to satisfy its obligations under the dated subordinated debt securities and/or capital securities.
The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of the securities.
While the Banking Act specifies statutory conditions to the exercise of the bail-in tool, there is no certainty as to how the Bank of England would exercise its bail-in power with respect to a financial institution and/or securities in practice. Notwithstanding secondary legislation and guidance issued by HM Treasury and the Bank of England, the Bank of England has considerable discretion as to the exercise of the UK bail-in power. As there may be many factors, including factors outside of our control or not directly related to us, which could result the exercise of the bail-in tool, holders of the debt securities and the capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.
Accordingly, the threat of bail-in may affect trading behavior, including prices and volatility, and, as a result, the securities are not necessarily expected to follow the trading behavior associated with other types of securities.
Holders’ rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.
Under the Banking Act, holders of securities will have a right to be compensated under a bail-in compensation order which is based on the principle that such investors should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. There is some uncertainty as to what other protections will be available to holders of securities (including the debt securities and the capital securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. Accordingly, the holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.
Other powers contained in the Banking Act, either in their current form or as may be amended, may affect the value of an investment in the securities.
The special resolution regime in the Banking Act provides relevant UK resolution authorities with a variety of other powers, in addition to the UK bail-in power, for dealing with UK banks. See “Shareholder information — Risk factors — Legal and regulatory risks — Santander UK may become subject to the provisions of the Banking Act, including bail-in and write down powers” beginning on page 268 of our Annual Report on Form 20-F. The exercise of these powers may impact how we are managed as well as, in certain circumstances, the rights of creditors.
The securities will be structurally subordinated to debt of our subsidiaries, which will not guarantee the securities.
Because we are a holding company, our rights and the rights of our creditors, including the holders of securities, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of those banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The debt securities and the capital securities are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the debt securities and/or the capital securities. The indentures relating to the debt securities and the capital securities do not limit the ability of our subsidiaries to issue or incur additional debt.
The debt securities and the capital securities are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the debt securities and the capital securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The ability of our subsidiaries to pay dividends or such other amounts will be subject to their profitability, their financial condition, to applicable laws and regulations and to the evolution of their capital adequacy position.
The securities will be unsecured and will be effectively subordinated to our secured indebtedness.
The debt securities and the capital securities we issue will be unsecured and will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indentures relating to the debt securities and the capital securities do not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the debt securities and the capital securities then outstanding.
The securities lack a developed public market.
There can be no assurance regarding the future development of a market for any securities we may issue or the ability of holders of the debt securities and/or the capital securities to sell their securities or the price at which such holders may be able to sell their securities. If such a market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the securities may make a market in the securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for any securities we may issue or that an active public market for the securities will develop. See “Plan of Distribution (Conflicts of Interest).” We may apply for listing of any securities we may issue on a recognized securities exchange; however, there can be no assurance that the securities will be so listed by the time the securities are delivered to purchasers or that the listing will be granted.

Our credit ratings may not reflect all risks of an investment in the securities.
Our credit ratings may not reflect the potential impact of all risks relating to the market values of the securities. However, real or anticipated changes in our credit ratings will generally affect the market values of the debt securities and the capital securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

DESCRIPTION OF THE ISSUER
Santander UK Group Holdings plc and the Santander UK group
Background
Santander UK Group Holdings plc is a public limited company incorporated and registered in England and Wales under the Companies Act 2006. It was incorporated on September 23, 2013 as a private limited company with registered number 08700698 with the name Nuevo Topco Limited. On December 16, 2013, the Issuer changed its name to Santander UK Group Limited. On January 22, 2014, the Issuer changed its name to Santander UK Group Holdings Limited. On March 25, 2015, the Issuer re-registered as a public limited company. On January 10, 2014, the Issuer became the holding company of Santander UK plc following its acquisition of Santander UK plc from Banco Santander, S.A. and Santusa Holding, S.L.
The principal executive office and registered office of the Issuer is at 2 Triton Square, Regent’s Place, London, NW1 3AN. The telephone number of the Issuer is +44 (0) 800 389 7000.
The Issuer’s principal operating subsidiary is Santander UK plc. Santander UK plc was originally formed as a building society and was registered in 1944 under the name Abbey National Building Society with registered number 1B. It is now a public limited liability company incorporated and registered in England and Wales under the Companies Act 2006. It was incorporated on September 12, 1988 with registered number 2294747.
The Issuer is a subsidiary of Banco Santander, S.A. and Santusa Holding, S.L. Banco Santander, S.A. and its subsidiary Santusa Holding, S.L. together hold the entire issued share capital of the Issuer.
Business and Support Divisions
The Santander UK group operates four business divisions as follows:
Retail & Business Banking (formerly Retail Banking)
Retail & Business Banking consists of two business units: Mortgages and Everyday Banking. Mortgages provides prime UK mortgage lending to owner occupiers and buy-to-let landlords with small portfolios. Everyday Banking provides banking services and unsecured lending to individuals and small businesses, as well as wealth management for high-net-worth individuals.
Corporate and Commercial Banking
Corporate and Commercial Banking provides banking products and services to small and medium-sized entities, midsized and larger corporates, typically with annual turnovers of between £2m and £500m, local authorities and housing associations.
Consumer Finance
Consumer Finance provides prime auto consumer financing for individuals, businesses, and automotive distribution networks.
Corporate Centre
Corporate Centre provides treasury services for asset and liability management of the Santander UK group’s balance sheet.

USE OF PROCEEDS
Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of the Santander UK group and to further strengthen the Santander UK group’s regulatory capital and eligible liabilities base.

DESCRIPTION OF THE DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities. As used in this description, the holder of a debt security is, with respect to a debt security in registered form, the registered owner of that debt security.
When we refer to “debt securities” in this prospectus, we mean the dated subordinated debt securities and the senior debt securities of the Issuer. Debt securities offered through this prospectus will be issued under one of two indentures between Santander UK, as issuer, and Citibank, N.A., as trustee (the “trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to agreements of resignation, appointment and acceptance dated as of April 19, 2021, in the case of the dated subordinated debt securities indenture, and March 4, 2021, in the case of the senior debt securities indenture, among the Issuer, the trustee and Wells Fargo). The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities dated as of April 18, 2017 (the “dated subordinated debt securities indenture”). The senior debt securities will be issued under the amended and restated indenture for senior debt securities dated as of April 18, 2017, as supplemented and amended by a first supplemental indenture dated as of November 3, 2017, a fourth supplemental indenture dated as of August 21, 2020 and a sixth supplemental indenture dated as of June 14, 2021 between the Issuer and the trustee (the “senior debt securities indenture” and together with the dated subordinated debt securities indenture, the “indentures”). The indentures are filed as exhibits to the registration statement of which this prospectus is a part. The terms of each of the indentures include those provisions made part of the relevant indenture by reference to the Trust Indenture Act of 1939 (“TIA”).
The following summaries of the material provisions of the debt securities and the indentures do not purport to be complete and are qualified in their entirety by reference to all the provisions of the relevant indenture, including the definitions of certain terms which are provided in the indentures. Wherever particular defined terms of the indentures are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the relevant indenture and are incorporated by reference into this prospectus.
For the avoidance of doubt, each reference to “holder,” “holders” and “you” will also be deemed to include the beneficial owners of the debt securities.
General
The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.
The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:
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their specific designation, authorized denomination and aggregate principal amount;

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the price or prices at which they will be issued;

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whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

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the annual interest rate or rates, or how to calculate the interest rate or rates;

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the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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the times and places at which any interest payments are payable;

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the terms of any mandatory or optional redemption, including the amount of any premium;

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any modifications or additions to the events of defaults with respect to the debt securities offered;

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the currency or currencies in which they are denominated and in which we will make any payments;

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whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

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any index used to determine the amount of any payments on the debt securities;

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any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments; and

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any listing on a securities exchange.

In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of debt securities.
Debt securities may bear interest at a fixed rate or a floating rate. Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.
We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity and other terms as the debt securities previously issued; provided however that such additional debt securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional debt securities having such similar terms, together with the debt securities previously issued, will constitute a single series of debt securities under the relevant indenture.
Form of Debt Securities; Book-Entry System
General
Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.
The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.
The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.
So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “— Issuance of Definitive Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.
Payments on the Global Debt Security
Payments of any amounts in respect of any global debt securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global debt security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.
The Clearing Systems
DTC, Euroclear and Clearstream Luxembourg have advised us as follows:
DTC.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant.
Euroclear.   Euroclear holds securities and book-entry interests in securities for its participants and facilitates the clearance and settlement of securities transactions between its participants and between its participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries. Euroclear provides its participants various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and related services. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
Clearstream Luxembourg.   Clearstream Luxembourg is a duly licensed bank incorporated under the laws of Luxembourg and organized as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among its customers through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of securities certificates. Clearstream Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries through established depositary and custodial relationships. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the debt securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.
Issuance of Definitive Securities
So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:
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(i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the debt securities of such series, or (iii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days;

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an Event of Default has occurred and is continuing and the registrar has received a request from the depositary; or

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the applicable prospectus supplement provides otherwise with respect to a particular series.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.
Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.
If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.
If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the debt securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the debt securities represented by the certificate, to the address specified in the form of transfer.
Settlement
Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.
Payments
We will make any payments of interest, principal and premium, if any, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.
Currency
To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.
Payments Subject to Fiscal Laws
All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the “— Additional Amounts — Dated Subordinated Debt Securities,” “— Additional Amounts — Senior Debt Securities,” or “— Covenants” provisions below, and (ii) withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).
Additional Amounts
Dated Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the dated subordinated debt securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the “taxing jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of) the dated subordinated debt securities, we will pay such additional amounts (for purposes of the dated subordinated debt securities only, “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:
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would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a dated subordinated debt security, or the collection of principal or interest payments on, or the enforcement of, a dated subordinated debt security;
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would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such dated subordinated debt security;

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would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

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is imposed in respect of any combination of the above items.

Any amounts to be paid by us in respect of the dated subordinated debt securities shall be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any dated subordinated debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of senior debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the “taxing jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to interest only (and not principal) on the senior debt securities (for purposes of the senior debt securities only, “Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the senior debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

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the holder or the beneficial owner of the senior debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a senior debt security, or the collection of any interest payments on a senior debt security of the relevant series;

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except in the case of a winding up in the UK, the senior debt security is presented (where presentation is required) for payment in the UK;

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the senior debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the senior debt security for payment at the close of that 30 day period;

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the holder or the beneficial owner of the senior debt security or the beneficial owner of any payment of any interest on the senior debt security failed to comply with a request by us or the liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

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any combination of the above items;

nor shall Additional Amounts be paid with respect to any interest on the senior debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the senior debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to interest on the senior debt securities on account of any such deduction or withholding required pursuant to FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of any interest on, or in respect of, the senior debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Covenants
The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay Additional Amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.
As provided in “— Payments Subject to Fiscal Laws,” all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.
We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if, inter alia, either:
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all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

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the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities and notice of such exchange has been given; and
we deposit or cause to be deposited in trust with the trustee for your benefit and the benefit of all other direct holders of the debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
Any discharge will be subject to the consent of the PRA, if required.
The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.
Agreement with Respect to the Exercise of UK Bail-in Power
Notwithstanding any other term of the debt securities, the indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of debt securities, by its acquisition of the debt securities, each holder of debt securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.
As used in this prospectus, the “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.
We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the “bail-in consent.”
A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.
No Amounts Due on the debt securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities.
Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities, we will provide a written notice to the holders of the debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.
Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will be an Event of Default (as defined in the relevant indenture) with respect to such debt securities.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities with respect to any portion of the debt securities that are written-down, converted to equity and/or cancelled under Section 5.13 (Control by Holders) of the dated subordinated debt securities indenture and the senior debt securities indenture, and (b) the indentures will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the relevant indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to another supplemental indenture or an amendment to the relevant indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities remain outstanding, there will at all times be a trustee for the debt securities in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or other person other than DTC.
For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors Relating to the Securities.”

Redemption
Dated Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the dated subordinated debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of dated subordinated debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:
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in making any payments, on the particular series of dated subordinated debt securities, in respect of principal or premium, if any, or interest, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

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payments of interest, on an interest payment date in respect of any of the series of dated subordinated debt securities, has been or would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act;

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on an interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced;

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the dated subordinated debt securities will or would no longer be treated as loan relationships for United Kingdom tax purposes;

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we will not or would not, as a result of the dated subordinated debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the dated subordinated debt securities or any similar system or systems having like effect as may from time to time exist);

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we will or would, in the future, have to bring into account a taxable credit, taxable profit or the receipt of taxable income if the principal amount of the dated subordinated debt securities were written down, on a permanent or temporary basis, or the dated subordinated debt securities were converted into ordinary shares of our capital; or

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the dated subordinated debt securities or any part thereof will or would become treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.
The relevant prospectus supplement will specify whether or not we may redeem the dated subordinated debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of dated subordinated debt securities of any series will state, among other items:
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the redemption date;

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the principal amount of dated subordinated debt securities to be redeemed if less than all of the series outstanding is to be redeemed;

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the redemption price;

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that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

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the place or places at which each holder may obtain payment of the redemption price; and

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the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such dated subordinated debt securities.

In the case of a partial redemption, the trustee shall select the dated subordinated debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.
Unless otherwise provided in a supplemental indenture, we or any of our subsidiaries may not purchase dated subordinated debt securities of any series in the open market or by tender (available to each holder of dated subordinated debt securities of the relevant series) or by private agreement without regulatory approval and our compliance with any alternative or additional preconditions to redemption or repurchase. Any dated subordinated debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.
Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:
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in making any payments, on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

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payments, on the next interest payment date in respect of any of the series of senior debt securities, has been or would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

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on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.
The relevant prospectus supplement will specify whether or not we may redeem the senior debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of senior debt securities of any series will state, among other items:
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the redemption date;

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the amount of senior debt securities to be redeemed if less than all of the series is to be redeemed;

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the redemption price;

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that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

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the place or places at which each holder may obtain payment of the redemption price; and

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the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such senior debt securities.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.
We or any of our subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law allows. Any senior debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.
Modification and Waiver
We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the relevant indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the relevant indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):
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change the stated maturity of the principal amount or any interest amounts of any debt security;

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reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

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reduce the amount of principal on any original issue discount security;

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change any obligation to pay Additional Amounts;

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change the currency of payment of the principal amount of, premium or interest on any debt security;

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impair the right to institute suit for the enforcement of any payment due and payable;

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in the case of the dated subordinated debt securities only, change the subordination provisions of any series of the dated subordinated debt securities;

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reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Event of Default, (as such term is defined in the relevant indenture); or

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modify the above requirements or requirements regarding waiver of past defaults.

Dated Subordinated Debt Securities — Subordination, Defaults and Events of Default
The dated subordinated debt securities will be our direct, unsecured and subordinated obligations, and the dated subordinated debt securities of a series will rank pari passu without any preference among themselves. Our obligations pursuant to the dated subordinated debt securities will be subordinate in right of payment in full of all claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the dated subordinated debt securities as described below under “— Subordination.”
The maturity of the dated subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up as described below under “— Defaults and Events of Default”.

Subordination
The rights of holders of dated subordinated debt securities will, in the event of our winding up (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of the holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), be subordinated in right of payment in full to claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities or pari passu therewith. The subordination provisions of the dated subordinated debt securities indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.
Defaults and Events of Default
Unless otherwise provided in a prospectus supplement with respect to dated subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to a series of dated subordinated debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding dated subordinated debt securities of such series will, declare the principal amount (or, in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, with respect to the dated subordinated debt securities of such series due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
At any time after such a declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding dated subordinated debt securities of such series, by written notice to us and the trustee, may rescind or annul such declaration of acceleration and its consequences, but only if:
•
we have paid to or deposited with the trustee a sum sufficient to pay:

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the principal of (and premium, if any, on) any dated subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such dated subordinated debt securities and

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all sums paid or advanced by the trustee pursuant to the dated subordinated debt securities indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

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any other events of default with respect to any series of the dated subordinated debt securities have been cured or waived.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.
Unless otherwise provided in a prospectus supplement with respect to any series of dated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

•
we fail to pay any installment of interest upon any dated subordinated debt security of such series and such default continues for 14 days; or

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we fail to pay the principal of (or premium, if any, on) any dated subordinated debt security of such series at its maturity and such failure continues for 14 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the dated subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series then outstanding.
Notwithstanding the foregoing, failure to make any payment in respect of a series of dated subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:
•
in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•
in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.
No Set-off
Subject to applicable law, no holder of the dated subordinated debt securities may exercise, claim or plead any right of set-off, counterclaim, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the dated subordinated debt securities and each holder of the dated subordinated debt securities shall, by virtue of being the holder of any dated subordinated debt security, be deemed to have waived all such rights of set-off, counterclaim, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the dated subordinated debt securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay the Issuer an amount equal to the amount of such discharge or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payment to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer, for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.
Senior Debt Securities — Status, Defaults and Events of Default
Status of the Senior Debt Securities
The senior debt securities will constitute our direct, unconditional, unsubordinated and unsecured obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Defaults and Event of Default
Unless otherwise provided in a prospectus supplement with respect to senior debt securities of a series, subject to certain exceptions, it will be an “Event of Default” only if an order is made or entered by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to a series of senior debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the senior debt securities shall thereby become redeemable or repayable in accordance with their terms), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series will, declare the principal amount (or in the case of original discount securities, the accreted face amount) of such series of senior debt securities together with accrued interest, if any, with respect to the senior debt securities of such series due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) of such series of senior debt securities shall become immediately due and payable.
Subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to a series of senior debt securities if:
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we fail to pay any installment of interest upon any senior debt security of such series and such default continues for 14 days; or

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we fail to pay the principal of any senior debt security of such series at their maturity and such failure continues for 14 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the senior debt securities of a series, accelerate the maturity of any principal, interest or other amount in respect of any of the senior debt securities of such series (except in a winding up as provided above).
Notwithstanding the foregoing, failure to make any payment in respect of a series of senior debt securities will not be a default in respect of such series of senior debt securities if such payment is withheld or refused:
•
in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•
in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.
No Set-off
Subject to applicable law, no holder of the senior debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the senior debt securities or the indenture (or between the obligations under or in respect of any senior debt securities and any liability owed by a holder to us), and each holder of senior debt securities shall, by virtue of being the holder of any senior debt securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of senior debt securities by us is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay us an amount equal to the amount of such discharge or, in the event of our winding-up or administration, the liquidator or administrator, as appropriate, and, until such time as payment is made, shall hold an amount equal to such amount in trust for us, or the liquidator or administrator, as appropriate and accordingly any such discharge shall be deemed not to have taken place.
Limitation of Remedies
The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.
Subject to the provisions of the relevant indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.
The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.
We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indentures.
Nothing in the foregoing shall (i) prevent the trustee from proving in any winding-up or administration of the Issuer and/or claiming in any liquidation of the Issuer not instituted by the trustee, or (ii) impair the right of any holder to receive payment of principal, premium or interest on such holder’s senior debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s senior debt securities.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the debt securities and under the indentures, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.
Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the “successor entity”) may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:
•
the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

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the successor entity confirms in such amendment to the relevant indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and
•
immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the debt securities of such series shall have occurred and be continuing.

The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which occurs after the date of the assumption.
An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences described below under the heading “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations — Substitution of the Issuer.” You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.
Governing Law
Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “Subordinated Debt Securities — Subordination, Defaults and Events of Default — Subordination.”
Notices
All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.
The Trustee
Citibank, N.A., 388 Greenwich Street, New York, New York 10013, United States, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Citibank, N.A. in the ordinary course of our business.
Consent to Service of Process
Under the indentures, we designate C T Corporation System at 28 Liberty Street, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF THE CAPITAL SECURITIES
The following description sets forth certain general terms and provisions of the capital securities to which any prospectus supplement may relate. The particular terms of each series of capital securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the capital securities so offered will be described in the prospectus supplement relating to those capital securities. As used in this description, the holder of a capital security is, with respect to a capital security in registered form, the registered owner of that capital security.
When we refer to “capital securities” in this prospectus, we mean subordinated unsecured capital securities of the Issuer. Capital securities offered through this prospectus will be issued under a capital securities indenture between the Issuer and The Bank of New York Mellon (the “capital securities trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an agreement of resignation, appointment and acceptance dated as of September 20, 2018, among the Issuer, the capital securities trustee and Wells Fargo), dated as of April 18, 2017 (the “capital securities indenture”). The capital securities indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the capital securities indenture include those provisions made part of the capital securities indenture by reference to the TIA.
The following summaries of the material provisions of the capital securities and the capital securities indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the capital securities indenture, including the definitions of certain terms which are provided in the capital securities indenture. Wherever particular defined terms of the capital securities indenture are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the capital securities indenture and are incorporated by reference into this prospectus.
For the avoidance of doubt, each reference to “holder,” “holders” and “you” will also be deemed to include the beneficial owners of the capital securities.
General
The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.
The capital securities will constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu, without any preference among themselves. The rights and claims of the holders of capital securities against the Issuer are subordinated in a winding-up or administration of the Issuer in accordance with the provisions of the capital securities indenture.
The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:
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their specific title, authorized denomination and aggregate principal amount;

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the interest rate or rates, or how to calculate the interest rate or rates and the date or dates from which interest, if any, will accrue, the date or dates on which interest will be due or the manner of determination of such date, and the record date for the interest payments;

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the price or prices at which they will be issued;

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whether the capital securities of the series are intended to qualify as capital for capital adequacy purposes;

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the ranking of the capital securities of the series relative to the debt and equity that we issued, including to what extent it may rank junior in right of payment to other of the our obligations or in any other manner;

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the date or dates, if any, on which the principal of (and premium, if any, on) the capital securities of the series is payable and whether the capital securities of the series are perpetual securities with no scheduled stated maturity with respect to the payment of the principal and premium, if any, the capital securities of the series;
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the place at which any principal and interest rate payments are payable and the paying agent who will be authorized to pay such principal and interest payments;

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the circumstances, if any, for the cancellation of all or a portion of any interest payment at our discretion or otherwise, and the limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

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whether we will pay any premium, upon redemption or otherwise in respect of the capital securities;

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the terms of any redemption, including the amount of any premium, any repayment, prepayment or sinking fund provisions and the portion of the principal amount of capital securities of any series which is redeemable, or the method by which such portion will be calculated;

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any additional conditions applicable to payment of any principal or interest on capital securities of any series;

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the currency or currencies in which they are denominated and in which we will make any payments;

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any restrictions that apply to the offer, sale and delivery of and the exchange of one form for capital securities for another form;

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whether and under what circumstances, if other than those described in this prospectus, we will pay Additional Amounts (as defined below);

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provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority;

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whether we will issue the capital securities wholly or partially as one or more global capital securities;

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what conditions must be satisfied before we will issue the capital securities in definitive form;

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if the amounts of payments of principal, interest or premium, if any, may be determined with reference to an index or are otherwise not fixed on their original issue date, the date or dates and the method by which the calculation agent (identified in the prospectus supplement) will be determined;

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any other categories or default covenants applicable to any capital securities, and the relevant terms if they are different from the terms in the capital securities indenture; and

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any listing on a securities exchange.

In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of capital securities.
We may, without the consent of the holders of the capital securities of any series, issue additional capital securities, having the same ranking and same interest rate and other terms as the capital securities previously issued; provided however that if such additional capital securities are treated as debt of the Issuer for U.S. federal income tax purposes then such additional capital securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional capital securities would be issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional capital securities having such similar terms, together with the capital securities previously issued, will constitute a single series of capital securities under the relevant indenture.
Form of Capital Securities; Book-Entry System
General
Unless the relevant prospectus supplement states otherwise, the capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust

Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.
The capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the capital securities will be cleared through DTC only. In such event, beneficial interests in the global capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.
The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.
So long as the depositary, or its nominee, is the holder of a global capital security, the depositary or its nominee will be considered the sole holder of such global capital security for all purposes under the capital securities indenture. Except as described below under the heading “— Issuance of Definitive Capital Securities,” no participant, indirect participant or other person will be entitled to have capital securities registered in its name, receive or be entitled to receive physical delivery of capital securities in definitive form or be considered the owner or holder of the capital securities under the capital securities indenture. Each person having an ownership or other interest in capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the capital securities indenture or the capital securities.
Payments on the Global Capital Security
Payments of any amounts in respect of any global capital securities will be made by the capital securities trustee to the depositary. Payments will be made to beneficial owners of capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the capital securities trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.
The Clearing Systems
DTC, Euroclear and Clearstream Luxembourg have advised us as follows:
DTC.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant.
Euroclear.   Euroclear holds securities and book-entry interests in securities for its participants and facilitates the clearance and settlement of securities transactions between its participants and between its participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries. Euroclear provides its participants various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and related services. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the capital securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
Clearstream Luxembourg.   Clearstream Luxembourg is a duly licensed bank incorporated under the laws of Luxembourg and organized as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among its customers through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of securities certificates. Clearstream Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries through established depositary and custodial relationships. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the capital securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.
Issuance of Definitive Securities
So long as the depositary holds the global securities of a particular series of capital securities, such global securities will not be exchangeable for definitive securities of that series unless:
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(i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the capital securities of such series or the capital securities, as the case may be, and we do not appoint a successor depositary within 90 days of such notification; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the capital securities of such series, or (iii) if at any time DTC is unable to or ceases to be eligible as a “clearing agency” registered under the Exchange Act and a successor is not appointed within 90 days; or

•
a capital securities Winding-Up Event (as defined below) has occurred and is continuing and the registrar has received a request from the depositary.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The capital securities indenture permits us to determine at any time and in our sole discretion that capital securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Unless otherwise specified in the prospectus supplement, definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the capital securities trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of capital securities. Payments will be made in respect of definitive capital securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.
If we issue definitive capital securities of a particular series in exchange for a particular global capital security, the depositary, as holder of that global capital security, will surrender it against receipt of the definitive capital securities, cancel the book-entry capital securities of that series, and distribute the definitive capital securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.
If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the capital securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the capital securities represented by the certificate, to the address specified in the form of transfer.
Settlement
Initial settlement for each series of capital securities and settlement of any secondary market trades in the capital securities will be made in same-day funds. Book-entry capital securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.
Payments
We will make any payments of interest, principal and premium, if any, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.
Currency
To the extent that holders of the capital securities are entitled to any recovery with respect to the capital securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on capital securities may be limited by applicable insolvency law.
Payments Subject to Fiscal Laws
All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the “— Additional Amounts” or “— Covenants” provisions below, and (ii) any withholding or deduction required pursuant to FATCA.
Additional Amounts
Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the capital securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the “taxing jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of) the capital securities, we will pay such additional amounts (for purposes of the capital securities only, “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in respect of such interest on their capital securities in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:
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would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a capital security, or the collection of principal or interest payments on, or the enforcement of, a capital security;

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would not be payable or due but for the fact that the certificate representing the relevant capital securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such capital security;

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would not have been imposed if presentation for payment of the certificate representing the relevant capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such capital securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge, or

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is imposed in respect of any combination of the above items.

Any amounts to be paid by us in respect of the capital securities shall be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any capital security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Covenants
The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the capital securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay Additional Amounts such that the net amount paid to holders of the capital securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.
As provided in “— Payments Subject to Fiscal Laws,” all payments in respect of the capital securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay Additional Amounts with respect to the principal of, interest and any other payments on, the capital securities on account of any such deduction or withholding required pursuant to FATCA.
We can legally release ourselves from any payment or other obligations on the capital securities, except for various obligations described below, if all capital securities of such series that have been authenticated and delivered (other than capital securities which have been destroyed, lost or stolen and which have been replaced or paid and capital securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the capital securities trustee for cancellation.
The capital securities indenture does not contain any covenants or other provisions designed to protect holders of the capital securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the capital securities, including, among other things, through the incurrence of additional indebtedness.
Agreement with Respect to the Exercise of UK Bail-in Power
Notwithstanding any other term of the capital securities, the capital securities indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of capital securities, by its acquisition of the capital securities, each holder of capital securities (including each holder of a beneficial interest in the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power by the relevant UK resolution authority whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of capital securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the capital securities; (iii) the cancellation of the capital securities; (iv) the amendment or alteration of the maturity of the securities or amendment of the amount of interest payable on the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest, including any Additional Amounts (as defined in “Description of the Debt Securities — Additional Amounts”) due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.
As used in this prospectus, the “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.
A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

No Amounts Due on the capital securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the capital securities trustee for, agree not to initiate a suit against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.
Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities, we will provide a written notice to the holders of the capital securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the capital securities trustee for information purposes.
Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will be an Event of Default (as defined in the capital securities indenture) with respect to such capital securities.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the capital securities trustee will not be required to take any further directions from the holders of capital securities with respect to any portion of the capital securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the capital securities indenture, and (b) the capital securities indenture will not impose any duties upon the capital securities trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the capital securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the capital securities), then the capital securities trustee’s duties under the capital securities indenture shall remain applicable with respect to the capital securities following such completion to the extent that the Issuer and the capital securities trustee shall agree pursuant to another supplemental indenture or an amendment to the capital securities indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any capital securities remain outstanding, there will at all times be a capital securities trustee for the capital securities in accordance with the capital securities indenture, and the resignation and/or removal of the capital securities trustee and the appointment of a successor capital securities trustee will continue to be governed by the capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the capital securities remain outstanding following the completion of the exercise of the UK bail-in power.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such capital securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such capital securities as it may be imposed, without any further action or direction on the part of such holder or the capital securities trustee. In addition, the exercise of the UK bail-in power may require that interests in the capital securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors Relating to the Securities.”
Redemption
Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.
Modification and Waiver
We and the capital securities trustee may make certain modifications and amendments of the applicable indenture with respect to any series of capital securities without the consent of the holders of the capital securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the capital securities indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the capital securities of the series outstanding under the capital securities indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):
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change the stated maturity of the principal or any interest amount of any capital security or change the terms of any capital security to include a stated maturity;

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reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any capital security;

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change any obligation to pay Additional Amounts;

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change the currency of payment of the principal amount of, premium, if any, or interest on any capital security;

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impair the right to institute suit for the enforcement of any payment due and payable;

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reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the capital securities indenture or to waive compliance with certain provisions of the capital securities indenture and any past default, (as such term is defined in the capital securities indenture);

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modify the above requirements or requirements regarding waiver of past defaults; or

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change in any manner adverse to the interests of the holders of any capital securities the subordination provisions of the capital securities or the terms and conditions of our obligations in respect thereof.

Subordination
Payment of the principal of (and premium, if any) and interest, if any, on a series of capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.
Defaults; Limitation of Remedies
Winding-up Event
Subject to the subordination provisions set forth under “— Subordination”, if a Winding-up Event occurs before the occurrence of an Automatic Write Down (as defined below), the principal amount of the capital securities will become immediately due and payable, without the need of any further action on the part of the capital securities trustee, the holders or any other person.

A “Winding-up Event” with respect to the capital securities will result if:
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a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order;

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our shareholders adopt an effective resolution for our winding-up (other than, in the case of either this clause or the immediately preceding clause, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency); or

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following our appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

For these purposes, an “Automatic Write Down” means the irrevocable and automatic (without the need for the consent of holders of the capital securities) write-down of the full principal amount of the capital securities to zero and the cancellation of all accrued and unpaid interests and the cancellation of the capital securities on the business day immediately following the determination by us that a loss absorption event has occurred.
A “loss absorption event” will occur if we determine at any time that the common equity Tier 1 capital ratio of the Santander UK group is less than 7%.
“Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Santander UK group (including, without limitation, CRD IV, and any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Santander UK group).
“CRD IV” means (i) the Capital Requirements Directive, (ii) the Capital Requirements Regulation and (iii) any legislation or regulatory technical standards made under or pursuant to powers conferred by (i) or (ii).
“Capital Requirements Directive” means Directive 2013/36/EU of the European Parliament and of the Council on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.
“Capital Requirements Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.
“Common equity Tier 1” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute common equity Tier 1 Capital of the Santander UK group as at such time, less any deductions from common equity Tier 1 capital required to be made as at such time, in each case as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions.
“Common equity tier 1 capital ratio” means the ratio of common equity tier 1 of the Santander UK group as at such time to the Risk Weighted Assets of the Santander UK group at the same time, expressed as a percentage.
“Risk Weighted Assets” means, as at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Santander UK group as at such time, as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions, and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated in accordance with the then prevailing Capital Rules.
“Tier 1 Capital” has the meaning given to it in the Capital Rules.
Non-payment Event
If we fail to pay any principal that has become due and payable under the capital securities for a period of seven calendar days, the capital securities trustee may provide us with a written notice of such failure. If within a period of seven calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-payment Event”), the capital securities trustee may, at its discretion in accordance with the capital securities indenture, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, if we cancel any interest payment in respect of any interest payment date or if such interest payment is deemed to have been cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such interest payment date, and no Non-payment Event under the capital securities shall occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).
Limited Remedies for Breach of Obligations (Other than Non-payment)
In addition to the remedies for a Non-payment Event, the capital securities trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the capital securities or the capital securities indenture (other than any of our payment obligations under, or arising from, the capital securities or the capital securities indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the capital securities trustee (acting on behalf of the holders) and/or the holders may seek under the capital securities or the capital securities indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the capital securities trustee (acting on behalf of the holders) and/or the holders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the capital securities trustee (acting on behalf of the holders) and/or the holders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a holder proves any Monetary Judgment in our winding up or administration.
By its acquisition of the capital securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that
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the sole and exclusive remedy that such holder (or beneficial owner) and/or the capital securities trustee (acting on its behalf) may seek under the capital securities or the capital securities indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York,

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such holder (or beneficial owner) will not (and waives any right to) seek, and will not (and waives any right to) direct the capital securities trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation,

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such holder (or beneficial owner) will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and

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to the extent permitted by the TIA, such holder (or beneficial owner) will waive any and all claims, in law and/or in equity, against the capital securities trustee for, and agree not to initiate a suit, against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in connection with such holder’s (or beneficial owner’s) right to enforce a Performance Obligation in accordance with the terms of the capital securities indenture.

We are required to furnish to the capital securities trustee annually a statement as to our compliance with all conditions and covenants under the capital securities indenture.
No Other Remedies
Other than the limited remedies specified in this section “— Defaults; Limitation of Remedies,” no remedy against us will be available to the capital securities trustee (acting on behalf of the holders) or to the holders, whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such capital securities or the capital securities indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section “— Defaults; Limitation of Remedies,” (i) the capital securities trustee will have such powers as are required to be authorized to it under the TIA in respect of the rights of the holders under the provisions of the capital securities indenture, and (ii) nothing will impair the right of a holder under the TIA, absent such holder’s consent, to sue for any payment due but unpaid with respect to the capital securities; provided further that, in the case of (i) and (ii), any payments in respect of, or arising from, the capital securities, including any payments or amounts resulting or arising from the enforcement of any rights under the TIA in respect of the capital securities, will be subject to the subordination provisions set forth under “— Subordination.”
No Set-off
Subject to applicable law, no holder of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the capital securities or the capital securities indenture, and each holder of the capital securities shall, by virtue of being the holder of any capital security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the capital securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payments to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer (as the case may be), for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.
Defaults
A “default” will occur (i) upon the occurrence of a Winding-up Event that occurs before an Automatic Write Down, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation.
Under the terms of the capital securities indenture and the capital securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in Power by the Relevant UK Resolution Authority with respect to us, nor the exercise of the UK bail-in Power by the Relevant UK Resolution Authority with respect to the capital securities will be a default. As a result, the holders will not have the right to request that the capital securities trustee declare an acceleration solely due to the occurrence of a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to us, or the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.
Waiver of Past Defaults
Holders of not less than a majority of the aggregate principal amount of the capital securities then outstanding may on behalf of all holders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each holder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each holder affected by such default.
Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of capital securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the capital securities indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the capital securities and under the capital securities indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.
Subject to applicable law and regulation, a successor entity may assume our obligations under the capital securities of any series without the consent of any holder; provided, that:
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the successor entity expressly assumes such obligations by an amendment to the capital securities indenture, in a form satisfactory to the capital securities trustee, and we, by an amendment to the capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the capital securities of such series) all of such successor entity’s obligations under the capital securities of such series and the relevant indenture, as so modified by such amendment;

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the successor entity confirms in such amendment to the capital securities indenture that any Additional Amounts under the capital securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

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immediately after giving effect to such assumption of obligations, no Winding-up Event and no event which, after notice or lapse of time or both, would become an Winding-up Event, with respect to the capital securities of such series shall have occurred and be continuing.

The successor entity that assumes our obligations will also be entitled to redeem the capital securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which occurs after the date of the assumption.
Governing Law
Except as stated above, the capital securities indenture and the capital securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “— Subordination.”
Notices
All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the capital securities trustee.
The Capital Securities Trustee
The Bank of New York Mellon, 240 Greenwich Street, Floor 7E, New York, New York 10286, United States is the capital securities trustee under the capital securities indenture. The capital securities trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the capital securities trustee is under no obligation to exercise any of the powers vested in it by the capital securities indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.
Consent to Service of Process
Under the capital securities indenture, we designate C T Corporation System at 28 Liberty Street, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the capital securities indenture or any capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

CERTAIN TAX CONSIDERATIONS
Certain U.S. Federal Income Tax Considerations
The following is a summary of certain U.S. federal income tax considerations that may be relevant to a beneficial owner of a debt security or capital security that, for U.S. federal income tax purposes, is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security or capital security (a “U.S. holder”). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that will hold debt securities or capital securities as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities or capital securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar, entities taxed as partnerships or the partners therein, persons that own (or are treated as owning for U.S. federal income tax purposes) 10% or more of our equity by vote or value, U.S. expatriates, or nonresident alien individuals present in the United States for more than 182 days in a taxable year. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income, the alternative minimum taxes, or the special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”). Any special U.S. federal income tax considerations relevant to a particular issue of debt securities or capital securities (including any considerations relevant to debt securities or capital securities denominated in currencies other than the U.S. dollar, or capital securities that are not perpetual) will be provided in the applicable prospectus supplement.
Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities or capital securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws.
Characterization of the Dated Subordinated Securities and Senior Debt Securities
No statutory, judicial or administrative authority directly addresses the characterization of dated subordinated debt securities or senior debt securities of the Issuer, or instruments similar to such debt securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. tax consequences of an investment in the debt securities are uncertain. The Issuer expects, however, absent a change in law and depending on the precise terms of any issuance, that it is more likely than not that the dated subordinated debt securities will be treated as debt instruments for U.S. federal income tax purposes, and that the Issuer’s senior debt securities should be treated as debt instruments for U.S. federal income tax purposes.
The Issuer will indicate in the applicable prospectus supplement for any debt securities the Issuer’s intended characterization of the debt securities for U.S. federal income tax purposes. In general, under the Code, the characterization of an instrument for U.S. tax purposes as debt or equity of a corporation by its issuer as of the time of issuance is binding on a holder unless the holder discloses on its tax return that it is taking an inconsistent position. The Issuer’s characterization, however, is not binding on the U.S. Internal Revenue Service (the “IRS”). The following discussion assumes that the dated subordinated debt securities and any of the Issuer’s senior debt securities will be treated as debt instruments for U.S. federal income tax purposes.
Debt Securities
Payments of Interest
Payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting).
Payments of interest and Additional Amounts on debt securities will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation and such income generally will constitute “passive category income” or, in the case of certain U.S. holders, “general category income.” U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular circumstances.
Purchase, Sale and Retirement of Debt Securities
A U.S. holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security.
Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in such debt security.
Except as discussed below with respect to market discount and short-term debt securities (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.
Original Issue Discount
If the Issuer issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or greater than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), the debt securities will be “OID debt securities.” U.S. holders of OID debt securities generally will be subject to the special tax accounting rules for obligations issued with original issue discount (“OID”) provided by the Code, and certain Treasury regulations promulgated thereunder (the “OID Regulations”). U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, each U.S. holder of an OID debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an OID debt security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the OID debt security at the beginning of the accrual period by the yield to maturity of such OID debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest (as defined below) allocable to that accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an OID debt security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of an OID debt security at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. In the case of an OID debt security that bears interest at a floating rate, both the “yield to maturity” and “qualified stated interest” will generally be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this “constant yield” method of including OID in income, the amounts includible in income by a U.S. holder in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
A subsequent U.S. holder of an OID debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an OID debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the OID debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.
Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” such debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such Contingent Debt Obligations will be provided in the applicable prospectus supplement.
Certain of the debt securities may be subject to special redemption features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.
Premium and Market Discount
A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.
If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security, or, at the election of the holder, under a constant-yield method.
A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Short-Term Debt Securities
The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“short-term debt securities”), but with certain modifications.
First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a U.S. holder, under a constant yield method.
Second, a U.S. holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.
An accrual-basis U.S. holder and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis. Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.
Finally, the market discount rules will not apply to a short-term debt security.
Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments
The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.

Capital Securities
U.S. Tax Status of Capital Securities; Payments of Interest
Capital securities will be treated as equity of the Issuer for U.S. federal income tax purposes. Accordingly, interest payments with respect to a capital security will be treated as distributions on the stock of the Issuer and as dividends to the extent paid out of the current or accumulated earnings and profits of the Issuer, as determined under U.S. federal income tax principles. Because the Issuer does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions paid to U.S. holders generally will be reported as dividends for U.S. federal income tax purposes.
Dividends received by certain non-corporate U.S. holders will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Subject to certain exceptions for short-term and hedged positions, interest received with respect to capital securities will be qualified dividends if (i) either (A) the Issuer is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for purposes of the qualified dividend rules, or (B) the capital securities are readily tradable on an established securities market in the United States, and (ii) the Issuer was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company (“PFIC”). The Issuer expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the UK (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the Issuer’s financial statements, the composition of its income and assets, and the value of its assets, the Issuer believes that it was not a PFIC for U.S. federal income tax purposes with respect to its 2023 taxable year. In addition, based on its financial statements and its current expectations regarding the value and nature of its assets and the sources and nature of its income, the Issuer does not anticipate becoming a PFIC for its 2024 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, the Issuer expects that the dividends received by certain non-corporate U.S. holders will generally be subject to taxation at preferential rates. However, the Issuer’s PFIC status is a factual determination that is made on an annual basis. Because the Issuer’s PFIC status for any taxable year will depend on the manner in which it operates its business, the composition of its income and assets and the value of its assets from time to time, including goodwill, there can be no assurance that the Issuer will not be a PFIC for any taxable year. In particular, although the Issuer considers itself to be actively engaged in an active business, it is not entirely clear how certain of its income will be treated for purposes of the PFIC rules. Certain of its income may be treated as passive income, unless such income is eligible for an exception under the Code for certain income derived in the active conduct of a banking business (the “Active Banking Exception”), and related assets may be considered passive assets unless the Active Banking Exception applies. The Issuer believes that the Active Banking Exception, as interpreted by Treasury regulations, including Treasury regulations proposed in 2021 (the “Proposed Regulations”), should apply to treat such income and related assets as active, but such treatment is not certain. Moreover, while the Proposed Regulations permit taxpayers to rely on them, it is possible that the U.S. Department of the Treasury will not follow the approach of the Proposed Regulations when issuing final Treasury regulations, in which case the Active Banking Exception might not apply to the Issuer’s income and it is possible that the Issuer could be treated as a PFIC.
If, contrary to the conclusion above, the Issuer was a PFIC for U.S. federal income tax purposes, such treatment generally would result in adverse tax consequences to U.S. holders. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to an investment in the capital securities.
Purchase, Sale and Retirement of Capital Securities
Upon the sale, exchange, redemption or other disposition of capital securities a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the U.S. holder’s adjusted tax basis in the capital securities. Such gain or loss will generally be U.S.-source long-term capital gain or loss if the U.S. holder has held the capital securities for more than one year. Net long-term capital gain recognized by certain non-corporate U.S. holders will generally be subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Write-down by the relevant UK resolution authority on the exercise of a UK bail-in power
As discussed above in the risk factor entitled “Under the terms of the debt securities and the capital securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority”, the relevant UK resolution authority may take certain actions in respect of the debt securities and capital securities, including the write-down and cancellation of some or all of the principal and/or accrued interest on the debt securities. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of such a write-down, including whether a U.S. holder would be entitled to a deduction for loss at the time it occurs. U.S. holders may, for example, be required to wait to take a deduction until there is an actual or deemed sale, exchange or other taxable disposition of the remaining securities for which recognition of losses is permitted under the Code. This section does not otherwise address the U.S. federal income tax consequences of the exercise of any UK bail-in power by the relevant UK resolution authority. U.S. holders of the debt securities or capital securities should consult their own tax advisers regarding the tax consequences to them of a write-down of, or other action taken with respect to, their debt securities or capital securities, as applicable, by the relevant UK resolution authority on the exercise of a UK bail-in power.
Substitution of the Issuer
The terms of the debt securities and capital securities provide that, in certain circumstances, the obligations of the Issuer under the debt securities and capital securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities or capital securities by a U.S. holder in exchange for new debt securities or capital securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes) or fair market value of the capital securities, and the U.S. holder’s tax basis in the debt securities or capital securities, as applicable.
Foreign Financial Asset Reporting
Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities and capital securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Treasury regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the debt securities and capital securities, including the application of the rules to their particular circumstances.
Information Reporting and Backup Withholding
Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. taxpayers of debt securities or capital securities. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable withholding agent. Persons holding debt securities or capital securities who are not United States persons (as defined in the Code) may be required to comply with applicable certification procedures to establish that they are not United States persons in order to avoid the application of such information reporting requirements and backup withholding tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
As a result of FATCA and related intergovernmental agreements, holders of the debt securities or capital securities may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners and this information may be reported to the IRS or other relevant tax authorities. It is also possible that payments on the debt securities and capital securities that are “foreign passthru payments” may be subject to a withholding tax of 30%, although proposed Treasury regulations issued in 2018 provide that such withholding will not be effective before the date that is two years after the publication of final Treasury regulations defining the term “foreign passthru payment.” No Treasury regulations defining the term “foreign passthru payment” have been issued or proposed.
The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US — UK IGA”). Pursuant to the US — UK IGA and applicable UK regulations implementing the US — UK IGA, we may be required to comply with certain reporting requirements. Holders of the debt securities or capital securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for HM Revenue & Customs (“HMRC”), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US — UK IGA and applicable UK regulations implementing the US — UK IGA to avoid FATCA withholding. Assuming the debt securities are treated as debt for U.S. federal income tax purposes and are not issued or materially modified after the applicable “grandfathering date,” payments on the debt securities that would otherwise be subject to FATCA withholding will not be subject to such withholding. The applicable “grandfathering date” is the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.
If U.S. withholding tax were to be deducted or withheld from payments on the debt securities or capital securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities or capital securities) to provide information and tax documentation necessary for the Issuer to comply with FATCA, the US — UK IGA and applicable UK regulations implementing the US — UK IGA, neither the Issuer nor any Paying Agent nor any other person would, pursuant to the terms of the debt securities or capital securities, be required to pay Additional Amounts as a result of the deduction or withholding of such tax.
FATCA is particularly complex and its application to us is uncertain at this time. Each prospective investor should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each investor in its particular circumstance.
Certain United Kingdom Tax Considerations
The comments below, which are of a general nature and are based on the Issuer’s understanding of current UK law and H.M. Revenue & Customs practice (which may not be binding on H.M. Revenue & Customs), in each case as at the latest practicable date before the date of this prospectus, describe only the UK withholding tax treatment of payments of interest in respect of the debt securities and the power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities. They are not exhaustive. They do not deal with any other UK taxation implications of acquiring, holding or disposing of debt securities. Prospective holders of debt securities who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the UK are strongly advised to consult their own professional advisers. In particular, prospective holders of debt securities should be aware that the tax legislation of any jurisdiction where a debt security holder is resident or otherwise subject to taxation may have an impact on the tax consequences of an investment in the debt securities including in respect of any income received from the debt securities.
References in this part to “interest” shall mean amounts that are treated as interest for the purposes of UK taxation.
1.
So long as the debt securities are and continue to be admitted to trading on a “recognized stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, payments of interest on the debt securities by the Issuer may be made without withholding or deduction for or on account of UK income tax.

2.
In all other cases, absent any other relief or exemption (such as a direction by H.M. Revenue & Customs that interest may be paid without withholding or deduction for or on account of tax to a specified holder following an application by that holder under an applicable double tax treaty), an amount must generally be withheld on account of UK income tax at the basic rate (currently 20%) from payments of interest on the debt securities.

3.
If interest is paid under deduction of UK income tax (for example, if the debt securities cease to be listed on a recognized stock exchange), debt security holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty. The interest paid on the debt securities will have a UK source and accordingly may be chargeable to UK tax by direct assessment irrespective of the residence of debt security holders. However, where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident for tax purposes in the UK, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency or, in the case of corporate holders, carry on a trade through a permanent establishment in the UK, in each case being a trade, profession, vocation or permanent establishment in connection with which the interest is received or to which the debt securities are attributable; in such a case tax may be levied on the UK branch or agency, or permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

4.
The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

5.
Where debt securities are issued on terms that a premium is or may be payable on redemption, as opposed to being issued at a discount, then it is possible that any such element of premium may constitute a payment of interest and be subject to withholding on account of income tax as outlined in the preceding paragraphs.

6.
Where debt securities are issued at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on any such debt securities will not be made subject to any withholding or deduction for or on account of income tax.

Power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities
7.
H.M. Revenue & Customs have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by H.M. Revenue & Customs may be provided to tax authorities in other jurisdictions.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
General
The Issuer may sell all or part of the securities from time to time on terms determined at the time such securities are offered for sale to or through underwriters or through selling agents. The Issuer may also sell such securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of any series of securities will be set forth in the accompanying prospectus supplement relating thereto.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Issuer uses underwriters in the sale of such securities, they will acquire those securities for their own account and such securities may be resold from time to time in one or more transactions. Such securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters’ obligations to purchase securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of such securities if any of such securities are purchased.
In connection with the sale of securities, the underwriters may receive compensation from the Issuer or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such compensation received from the Issuer will be described in the accompanying prospectus supplement.
Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Issuer, to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act.
Each series of securities will be a new issue of securities with no established trading market. In the event that securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in such securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the securities of any series or as to the liquidity of the trading market for such securities.
Selling Restrictions
The EEA and UK selling restrictions set forth below are in addition to any other selling restrictions set out in the accompanying prospectus supplement.
EEA
In relation to each Member State of the European Economic Area, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in that Member State, except that it may make an offer of such securities to the public in that Member State:
(a)
at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the Issuer for any such offer; or

(c)
at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided, that no such offer of securities referred to in (a) to (c) above shall require the Issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulations (EU) 2017/1129, as amended.
Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

United Kingdom
In relation to the UK, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such securities to the public in the UK:
(a)
at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by us for any such offer; or

(c)
at any time in any other circumstances falling within section 86 of the FSMA,

provided, that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
For the purposes of this provision, the expression “an offer of securities to the public in relation to any securities” means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the UK. For the purposes of this provision:
(a)
a retail investor means a person who is one (or more) of:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA;

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not apply to the Issuer if the Issuer was not an authorized person; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.
Conflicts of Interest
Santander Investment Securities Inc. (“SIS”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by SIS, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of us will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
In addition, SIS may use this prospectus in connection with offers and sales related to market-making activities. SIS may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.
Market-Making Resales
This prospectus may be used by SIS in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, SIS may resell a senior debt security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal, or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.
The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include senior debt securities sold in market-making transactions. The latter include senior debt securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that SIS or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by SIS that it intends to make a market in the senior debt securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities, dated subordinated debt securities or capital securities. However, neither SIS nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.
Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS
Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel and English solicitors, will pass upon certain legal matters relating to the debt securities to be offered hereby.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.